UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

AmerisourceBergen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 9, 2006

Dear Stockholder:

I am pleased to invite you to attend our 2006 Annual Meeting of Stockholders on Thursday, February 9, 2006, at 2:00 p.m., Eastern Time. The meeting will be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania.

The Notice of the 2006 Annual Meeting of Stockholders and the Proxy Statement describe the items of business for the meeting. At the meeting we also will report on the Company’s performance and operations during fiscal 2005 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2006 Annual Meeting of Stockholders, we urge you to vote and submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

JAMES R. MELLOR

Chairman of the Board

Notice of 2006 Annual Meeting of Stockholders

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, February 9, 2006

PLACE:	Four Seasons Hotel Philadelphia One Logan Square Philadelphia, Pennsylvania

ITEMS OF BUSINESS:	(1) To elect two members to the Board of Directors for three-year terms.

(2) To approve an amendment of the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue.

(3) To approve amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the 2002 Plan, as amended.

(4) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006.

(5) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	Stockholders of record on December 29, 2005.

ANNUAL REPORT:	A copy of our 2005 Annual Report is enclosed.

DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to stockholders on or about January 9, 2006.

By order of the Board of Directors,

JOHN G. CHOU

Vice President, Deputy General Counsel and

    Secretary

January 9, 2006

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087

PROXY STATEMENT

Page
About the 2006 Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	4
Additional Information about the Directors, the Board and the Board Committees	6
Codes of Ethics	12
Corporate Governance	13
Approval of an Amendment of the Certificate of Incorporation to Increase the Number of Shares of Common Stock that the Company is Authorized to Issue (Item 2 on the Proxy Card)	14
Approval of Amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and Approval of the 2002 Plan, as Amended (Item 3 on the Proxy Card)	17
Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations	28
Audit Matters	28
Audit Committee Financial Expert	28
Report of the Audit and Corporate Responsibility Committee	28
Policy for Pre-Approval of Audit and Non-Audit Services	29
Independent Registered Public Accounting Firm’s Fees	30
Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2006 (Item 4 on the Proxy Card)	30
Compensation Matters	31
Report of the Compensation and Succession Planning Committee on Executive Compensation	31
Compensation Committee Interlocks and Insider Participation	34
Executive Compensation	35
Options Granted and Exercised in Fiscal 2005	36
Pension Plans	37
Agreements with Employees	38
Certain Transactions	40
Beneficial Ownership of Common Stock	41
Equity Compensation Plan Information	42
Stock Performance Graph	43
Compliance with Section 16(a) Beneficial Ownership Reporting Requirements	44
Availability of Form 10-K and Annual Report to Stockholders	44
Stockholder Proposals for Next Year’s Proxy Statement and Stockholder Communications	44
Appendix A — Form of Amendment of Amended and Restated Certificate of Incorporation	A-1
Appendix B — Form of AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as Amended	B-1

ABOUT THE 2006 ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is furnished by the Company’s Board of Directors in connection with its solicitation of proxies for use at the 2006 Annual Meeting of Stockholders to be held February 9, 2006, and at any adjournments thereof. The Company’s 2005 Annual Report to Stockholders, including financial statements, accompanies this Notice and Proxy Statement but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•	To elect two members to the Board of Directors for three-year terms.

•	To approve an amendment of the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 300,000,000 to 600,000,000 shares.

•	To approve amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the 2002 Plan, as amended.

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006.

•	To transact any other business properly coming before the meeting.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

Who is entitled to vote?

You may vote if you owned shares of the Company’s common stock as of the close of business on December 29, 2005. Each share of common stock is entitled to one vote. As of December 29, 2005, we had 208,761,110 shares of common stock outstanding.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	Over the Internet — We encourage you to vote and submit your proxy over the Internet. You may vote at the Internet address shown on your proxy card.

•	By telephone — You may vote and submit your proxy by calling the number shown on your proxy card.

•	By mail — You may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

What shares can I vote?

You may vote all shares owned by you as of the close of business on December 29, 2005, which is the Record Date. These shares include:

•	Shares held directly in your name as the stockholder of record.

•

Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank. These include shares purchased through any 401(k) plan as well as the AmerisourceBergen 2002 Employee Stock Purchase Plan.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

•	Changing your vote in the manner described below.

•

Notifying John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.

•	Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on February 9, 2006.

•	Voting at the meeting if you are the stockholder of record.

•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	For the election of the nominees for director named on page 5 of this Proxy Statement.

•	For approval of the amendment of the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue.

•	For approval of the amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and approval of the 2002 Plan, as amended.

•	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares.

We recommend that you consolidate as many accounts as possible under the same name and address. For assistance you may contact our transfer agent, The Bank of New York, at 1-800-524-4458.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Banks and brokers have the authority under the New York Stock Exchange (the “NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm are considered routine matters for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of the Company will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of December 29, 2005 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The nominees for director receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Because directors are elected by a plurality, abstentions are not taken into account determining the outcome of the election of directors.

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting will be required for:

•	the approval of the amendment of the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue,

•	the approval of amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and approval of the 2002 Plan, as amended, and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

On these proposals, abstentions will be included as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting in order to be approved. On any such proposal, abstentions will be counted in the tabulation of the votes cast by stockholders as negative votes. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is the Company aware of any other item of business that will be presented at the meeting?

The Company is not aware of any other business to be presented at the 2006 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., Inc. to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We anticipate paying Morrow a fee of $7,500, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company.

Will the Company reimburse any expenses of banks, brokers, nominees and fiduciaries?

We will reimburse the expenses of banks, brokers, nominees and fiduciaries which send proxies and proxy materials to our stockholders.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2006 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings of stockholders. All of the directors attended the 2005 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

How often are directors elected?

The Company’s directors are divided into three classes — Class I, Class II and Class III — with each class being as nearly equal in number as possible. The directors of each class serve for terms of three years. The terms of office of the classes are staggered so that only one class of directors is elected at each annual meeting of stockholders.

How many directors are to be elected at the meeting?

The term of office of the current Class II directors will expire at the 2006 Annual Meeting. There currently are three Class II directors, two of whom have been nominated for election at the 2006 Annual Meeting.

What is the size of the Board of Directors?

The Board of Directors currently consists of 10 members. After the 2006 Annual Meeting, the Board of Directors will consist of nine members.

Who are the current Class II directors?

The current Class II directors are Richard C. Gozon, James R. Mellor and J. Lawrence Wilson. Mr. Mellor also currently serves as the Chairman of the Board.

Who are this year’s nominees?

Messrs. Gozon and Wilson will stand for reelection as Class II directors. Mr. Mellor is not standing for reelection.

Why is Mr. Mellor not standing for reelection as a Class II director?

Mr. Mellor is 75 years of age. Our Corporate Governance Principles require directors to resign at the Annual Meeting following their 75th birthday. As a result of this policy, Mr. Mellor is not eligible to stand for reelection and his term as a director will expire at the 2006 Annual Meeting.

Biographical information about Mr. Mellor:

James R. Mellor:

•	Age 75.

•	Chairman of the Board of Directors of the Company since March 2004.

•	Director of the Company since August 2001.

•	Director of Bergen Brunswig Corporation from 1979 to August 2001.

•	Chairman of USEC Inc. (global energy company) since 1998 and President and Chief Executive Officer from December 2004 to September 2005.

•	Chairman and Chief Executive Officer of General Dynamics Corporation from 1993 to 1997 and President and Chief Operating Officer from 1991 to 1993.

•	Also a director of Net2Phone, Inc.

Who will replace Mr. Mellor as the Chairman of the Board after he steps down at the 2006 Annual Meeting?

If Mr. Gozon is reelected as a director at the 2006 Annual Meeting, he will succeed Mr. Mellor as the Chairman of the Board. In November 2005, the Board of Directors elected Mr. Gozon to assume the position of Chairman of the Board effective upon Mr. Mellor’s retirement at the 2006 Annual Meeting, contingent upon Mr. Gozon’s reelection as a director.

Are both of this year’s nominees independent?

Both Messrs. Gozon and Wilson are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

What is the term of office for which this year’s nominees are to be elected?

The two nominees are to be elected for a three-year term and are expected to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Biographical information about this year’s nominees:

Richard C. Gozon:

•	Age 67.

•	Director of the Company since August 2001.

•	Director of AmeriSource Health Corporation from 1994 to August 2001.

•

Executive Vice President of Weyerhaeuser Company (international forest products company) and Chairman of North Pacific Paper Company (a joint venture between Weyerhauser Company and Nippon Paper Industries) from June 1994 until his retirement in 2002.

•	Also lead director of Triumph Group, Inc., a director of UGI Corporation and AmeriGas Partners, L.P. and a member of the Board of Trustees of Thomas Jefferson University.

J. Lawrence Wilson:

•	Age 69.

•	Director of the Company since August 2001.

•	Director of AmeriSource Health Corporation from January 2000 to August 2001.

•	Chairman and Chief Executive Officer of Rohm and Haas Company (specialty chemicals and materials company) from 1988 until his retirement in 1999.

•	Also a director of Cummins Inc., MeadWestvaco Corporation and The Vanguard Group of Investment Companies.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the two nominees to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD

AND THE BOARD COMMITTEES

Who are the Class I directors?

The Class I directors are Rodney H. Brady, Charles H. Cotros, Jane E. Henney, M.D. and R. David Yost.

When does the term of the Class I directors expire?

The term of office of the Class I directors will expire at the 2008 Annual Meeting of Stockholders.

Biographical information about Class I directors:

Rodney H. Brady

•	Age 72.

•	Director of the Company since August 2001.

•	Director of Bergen Brunswig Corporation from 1973 to August 2001.

•	President and Chief Executive Officer of Deseret Management Corporation (for-profit business holding and management company) since 1996.

•	President and Chief Executive Officer of Bonneville International Corporation from 1985 to 1996.

•	President of Weber State University from 1978 to 1985.

•	Assistant Secretary of the United States Department of Health, Education and Welfare from 1970 to 1972.

Charles H. Cotros

•	Age 68.

•	Director of the Company since January 2002.

•	Interim Chairman and Chief Executive Officer of Allied Waste Industries, Inc. (waste management services) from October 2004 to July 2005.

•	Chairman and Chief Executive Officer of Sysco Corporation (foodservice marketing and distribution organization) from January 2000 until his retirement in December 2002.

•	Held variety of other positions with Sysco Corporation starting in 1974, including President from 1999 until July 2000 and Chief Operating Officer from 1995 until January 2000.

•	Also a director of Allied Waste Industries, Inc.

Jane E. Henney, M.D.

•	Age 58.

•	Director of the Company since January 2002.

•	Senior Vice President and Provost for Health Affairs at the University of Cincinnati since July 2003.

•	Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. from 2001 to April 2003.

•	Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001.

•	Vice President for Health Sciences at the University of New Mexico from 1994 to 1998.

•	Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994.

•	Dr. Henney is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985.

•	Also a director of AstraZeneca PLC and Cigna Corporation.

R. David Yost:

•	Age 58.

•	Director and Chief Executive Officer of the Company since August 2001.

•	President of the Company from August 2001 to October 2002.

•

Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and President and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to December 2000.

•

Held variety of other positions with AmeriSource Health Corporation and its predecessors since 1974, including Executive Vice President – Operations of AmeriSource Health Corporation from 1995 to 1997.

•	Also a director of Electronic Data Systems Corporation.

Who are the Class III directors?

The Class III directors are Edward E. Hagenlocker, Kurt J. Hilzinger and Henry W. McGee.

When does the term of the Class III directors expire?

The term of office of the Class III directors will expire at the 2007 Annual Meeting of Stockholders.

Biographical information about Class III directors:

Edward E. Hagenlocker

•	Age 66.

•	Director of the Company since August 2001.

•	Director of AmeriSource Health Corporation from 1999 to August 2001.

•	Vice Chairman of Ford Motor Company (automobile manufacturer) from 1996 until his retirement in 1999 and Chairman of Visteon Automotive Systems from 1997 to 1999.

•	President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996.

•	Also a director of OfficeMax Incorporated, Air Products and Chemicals, Inc., American Standard Companies Inc. and Lucent Technologies, Inc.

Kurt J. Hilzinger

•	Age 45.

•	Director of the Company since March 2004.

•	President and Chief Operating Officer of the Company since October 2002.

•	Executive Vice President and Chief Operating Officer of the Company from August 2001 to October 2002.

•

President and Chief Operating Officer of AmeriSource Health Corporation from December 2000 to August 2001, Senior Vice President and Chief Operating Officer of AmeriSource Health Corporation from January 1999 to December 2000 and Senior Vice President and Chief Financial Officer of AmeriSource Health Corporation from 1997 to January 1999.

•	Also a director of Humana Inc.

Henry W. McGee

•	Age 52.

•	Director of the Company since November 2004.

•	President of HBO Video (distributor of videos and DVDs), a unit of Home Box Office, Inc., since 1995.

•	Held variety of other positions with Home Box Office, Inc., Time Warner, Inc. (the parent of Home Box Office, Inc.) and their predecessors since 1979.

•	President of the Alvin Ailey Dance Foundation, Inc.

Are there any family relationships among the Company’s directors and executive officers?

No, there are no family relationships among the Company’s directors and executive officers.

What are the Committees of the Board of Directors?

The Board of Directors has the following standing Committees: Executive and Finance; Audit and Corporate Responsibility; Compensation and Succession Planning; and Governance and Nominating.

Name of Committee and Members	Duties and Responsibilities of Committee

Executive and Finance
• R. David Yost, Chairman	• Exercises the authority of the Board of Directors between the meetings of the Board on matters that cannot be delayed, except as limited by Delaware law and the Company’s Bylaws.
• Edward E. Hagenlocker	• Reviews the asset and liability structure of the Company and considers its funding and capital needs.
• Kurt J. Hilzinger	• Reviews the Company’s dividend policy.
• James R. Mellor	• Reviews strategies developed by the Company to meet changing economic and market conditions.
• J. Lawrence Wilson	• At the request of the Board of Directors, reviews proposed capital expenditures and proposed acquisitions and divestitures.

Audit and Corporate Responsibility
• Edward E. Hagenlocker, Chairman • Rodney H. Brady • Charles H. Cotros • Richard C. Gozon • Jane E. Henney, M.D.

• Appoints, and has authority to terminate, the Company’s independent registered public accounting firm.

• Pre-approves all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

• Reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and interim quarterly financial statements as well as management’s discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”).

• Discusses with the Company’s independent registered public accounting firm matters related to the conduct of the audit.

• Reviews and discusses the independence of the Company’s independent registered public accounting firm.

• Prepares the Audit Committee report as required by SEC rules.

• Reviews the scope of the proposed audit to be conducted by the Company’s independent registered public accounting firm each fiscal year and the audit procedures to be utilized.

• Discusses with management and/or the Company’s independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of the Company’s internal control over financial reporting.

• Reviews with the Company’s independent registered public accounting firm the effectiveness of the Company’s accounting and financial controls, including the Company’s internal control over financial reporting.

Name of Committee and Members	Duties and Responsibilities of Committee

• Reviews internal audit function, internal audit plans, internal audit reports and management’s response to such reports.

• Reviews appointment, performance and replacement of the Company’s senior internal auditor.

• Oversees compliance with the Company’s Code of Ethics and Business Conduct.

Compensation and Succession Planning
• J. Lawrence Wilson, Chairman • Richard C. Gozon • Henry W. McGee • James R. Mellor

• Reviews and approves the Company’s executive compensation strategy and the individual elements of total compensation for the Chief Executive Officer and other members of senior management.

• Ensures that executive compensation strategy supports stockholder interests.

• Prepares the Compensation Committee report on executive compensation as required by SEC rules.

• Evaluates performance of management annually.

• Proposes stock option plans for approval by stockholders.

• Administers and makes awards under the Company’s incentive compensation plans, including stock option plans.

• Administers and makes investment decisions relating to the Company’s retirement plans.

• Administers the Company’s benefit plans.

• Reviews with management and makes recommendations relating to succession planning and management development.

Governance and Nominating
• Charles H. Cotros, Chairman • Rodney H. Brady • Edward E. Hagenlocker • Jane E. Henney, M.D.

• Recommends selection and qualification criteria for directors.

• Identifies and recommends qualified candidates to serve as directors of the Company.

• Considers nominees for director recommended by stockholders.

• Determines selection and qualification criteria for Committee members.

• Evaluates and advises the Board on the Company’s approach to corporate governance.

• Makes recommendations regarding the size and composition of the Board and the composition and responsibilities of Committees.

Name of Committee and Members	Duties and Responsibilities of Committee
• Assesses the performance of the Board of Directors. • Reviews and makes recommendations to the Board regarding director compensation.

How often did the Board and the Committees meet in fiscal 2005?

During fiscal 2005, the Board of Directors met five times; the Executive and Finance Committee met three times; the Audit and Corporate Responsibility Committee met thirteen times; the Compensation and Succession Planning Committee met four times; and the Governance and Nominating Committee met three times.

Did each director attend at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served?

Yes.

Do the non-management directors meet regularly?

The non-management directors meet at or near the end of each regularly scheduled meeting of the Board of Directors. The Chairman of the Board of Directors presides at such meetings. If the Chairman is not present, the chairmen of the Committees preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. The Company’s Corporate Secretary will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

How are directors compensated?

Each director who is not an employee of the Company receives an annual retainer of $50,000. In addition to the annual retainer, the Chairman of the Board receives $7,500 for attendance in person at each Board meeting and each other director receives $3,000 for attendance in person at each Board meeting. The Audit Committee chairman receives $5,000 for attendance in person at each Committee meeting and each other Committee chairman receives $3,000 for attendance in person at each Committee meeting. Other Committee members receive $1,500 for attendance in person at each Committee meeting. Each director receives 50% of the in-person meeting fee for telephonic Board and Committee meetings.

During fiscal 2005, each non-employee director also received non-qualified stock options exercisable for 4,531 shares of Company common stock (now options exercisable for 9,062 shares, after adjustment for the two-for-one common stock split that the Company completed as of December 28, 2005). These options were granted to each non-employee director pursuant to the provision of the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan (described below) that provides for an annual grant to non-employee directors of options having a fair value of $100,000 per year. The fair value of the 2005 annual option grants to non-employee directors was determined on the basis of the Black-Scholes method of valuation. In the future, we expect to use the same method of valuation as we use for expensing options. The valuation method we expect to use to expense options for the fiscal year ending September 30, 2006 is the binomial method of valuation.

A director may elect to have the annual retainer and the meeting fees paid in cash, restricted Company common stock or options exercisable for Company common stock, or credited to a deferred compensation account.

AmerisourceBergen Corporation 2001 Deferred Compensation Plan.    A director may elect to defer all or any part of the annual retainer compensation and meeting fees received and have the deferred amount credited to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the “Deferred Compensation Plan”). A director may elect to have the deferred accounts either credited with interest at one percentage point higher than the prime rate as in effect from time to time or increase (or decrease) in value over time based on the performance of certain designated mutual funds. Payment under the Deferred Compensation Plan will be made or commence on the first day of the month after the non-employee director ceases being a director of the Company. A director may elect to receive a deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

AmerisourceBergen Corporation 2001 Restricted Stock Plan.    A director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of restricted stock having a value equal to 125% of the amount of compensation foregone, provided the director has not elected to have the foregone amount credited in the form of stock options under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan. In most cases, all restrictions on the stock will lapse three years from the grant date. A director who retires prior to three years from the date of grant could receive a pro rata distribution of such stock at the discretion of the Board. A director may also elect to defer the receipt of shares subject to restrictions to a date certain or to death, disability or termination of service by electing to defer the receipt of shares at least six months in advance of the vesting date.

AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan.    The AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”) provides for an annual grant of options to each non-employee director of non-qualified options having a fair value of $100,000. The annual option grant is made after each annual meeting of stockholders. In addition, a director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of non-qualified stock options under the Directors’ Stock Option Plan having a fair value equal to 150% of the amount of foregone compensation, provided the director has not elected to have the foregone amount credited in the form of restricted stock under the AmerisourceBergen Corporation 2001 Restricted Stock Plan. The exercise price of all options granted is the fair market value of a share of the Company’s common stock on the date of grant. The options granted vest over three years beginning on the first anniversary of the grant date, with one-third of the options granted vesting each year. Vested options may be exercised at any time prior to the tenth anniversary of the grant date unless a director ceases to be a member of the Board of Directors, in which case the options generally will expire either one year after the director ceases to be a member of the Board of Directors (or three years thereafter if the director terminates voluntarily as a member of the Board of Directors). Unless a director ceases to be a member of the Board of Directors for Cause (as defined in the Directors’ Stock Option Plan), all unvested options become fully vested on the date of such cessation.

C ODES OF ETHICS

Has the Company adopted a code of ethics and business conduct that applies to directors, officers and employees?

The AmerisourceBergen Corporation Code of Ethics and Business Conduct, in its current form, was adopted by the Board of Directors in May 2004 and applies to directors and employees, including officers. The Company’s Code of Ethics and Business Conduct is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

The AmerisourceBergen Corporation Code of Ethics and Business Conduct is posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com. We will provide the Code of Ethics and Business Conduct in print without charge to any stockholder who makes written request to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

Any waivers of the application of the AmerisourceBergen Corporation Code of Ethics and Business Conduct to directors or executive officers must be made either by the Board of Directors or the Governance and Nominating Committee. Any such waiver of the Code of Ethics and Business Conduct will be disclosed promptly on the Company’s Internet website. Any amendment of the Code of Ethics and Business Conduct also will be disclosed promptly on the Company’s Internet website.

Has the Company adopted a code of ethics for the principal executive officer and principal financial and accounting officers of the Company as required by SEC regulations?

The Company has adopted the AmerisourceBergen Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. The Code of Ethics for Designated Senior Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Controller.

The AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers is posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com. A copy of the Code of Ethics for Designated Senior Officers also has been filed with the SEC as an exhibit to the Company’s periodic reports under the Securities Exchange Act of 1934, as amended. In addition, we will provide the Code of Ethics for Designated Senior Officers in print without charge to any stockholder who makes written request to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

Any waiver or amendment of the Code of Ethics for Designated Senior Officers will be disclosed promptly on the Company’s Internet website.

C ORPORATE GOVERNANCE

Has the Company adopted corporate governance principles for the Board of Directors?

The Board of Directors adopted the AmerisourceBergen Corporation Corporate Governance Principles in October 2003. The Corporate Governance Principles are intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual.

The Corporate Governance Principles for the Board of Directors, together with the charters of the Committees, provide the framework for the governance of the Company. The Corporate Governance Principles address a variety of governance issues, including:

•	Role and functions of the Board.

•	Qualifications of directors, including age limitations.

•	Independence of directors.

•	Size of the Board.

•	Board Committees.

•	Meetings of non-employee directors, including the procedures for determining which director will preside at such meetings.

•	Self-evaluation of the Board.

•	Ethics and conflicts of interest.

•	Compensation of the Board.

•	Access to senior management of the Company.

•	Access to independent advisors.

The AmerisourceBergen Corporation Corporate Governance Principles are posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Messrs. Yost and Hilzinger, all of the directors are independent under the principles contained in Section 303A.02 of the NYSE Listed Company Manual and in Paragraph 4 of the AmerisourceBergen Corporation Corporate Governance Principles.

The NYSE Listed Company Manual requires that the Company have a majority of independent directors. The Company’s Corporate Governance Principles require that the Board maintain a minimum of 70% independent directors.

If the two nominees for director (described above under Election of Directors) are elected at the Annual Meeting, all of the directors then serving will be independent with the exception of Messrs. Yost and Hilzinger and more than 70% of the directors will be independent.

The members of the Audit and Corporate Responsibility, Compensation and Succession Planning, and Governance and Nominating Committees are required to be independent by Section 303A of the NYSE Listed Company Manual and by the charters of those Committees. All of the current members of each of those Committees are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

Where can stockholders find our corporate governance documents?

Our Corporate Governance Principles and the charters of the Executive and Finance, Audit and Corporate Responsibility, Compensation and Succession Planning and Governance and Nominating Committees have been posted on the Company’s Internet website. The Company’s Internet address is www.amerisourcebergen.com.

Our corporate governance documents also are available in print upon request. Stockholders who wish to request any of such documents in print should submit their requests in writing to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

A PPROVAL OF AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

THAT THE COMPANY IS AUTHORIZED TO ISSUE

(Item 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of shares of common stock that we are authorized to issue from 300,000,000 to 600,000,000 shares.

Our Board of Directors has unanimously authorized an amendment to the first paragraph of Article 4 of the Certificate of Incorporation to increase the authorized number of shares of common stock to 600,000,000 from 300,000,000, subject to the approval of the stockholders of the Company. The full text of this amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Why are we seeking to double the number of shares of common stock authorized for issuance?

As of December 28, 2005, we completed a two-for-one stock split by issuing a stock dividend of one share of common stock for every one share of common stock outstanding. The proposed amendment of the Certificate of Incorporation is intended to increase the number of shares of common stock authorized for issuance by the same two-for-one ratio.

Why is the amendment necessary?

As of December 29, 2005, of the 300,000,000 shares presently authorized under the Certificate of Incorporation, 232,334,934 shares of common stock were issued and outstanding. The number of issued and outstanding shares includes 104,260,664 shares of common stock that were distributed as of December 28, 2005 as a result of our two-for-one stock split. In addition, as of December 29, 2005, 9,500,483 shares of common stock were reserved for issuance under outstanding stock option awards and under stock incentive plans.

After taking into consideration the shares issued and the shares reserved for issuance, and assuming no increase in the number of authorized shares, we would have only 58,164,583 shares of common stock available for issuance. This number of shares of common stock available for issuance does not take into account the additional 11,000,000 shares to be reserved for issuance under the 2002 Management Stock Incentive Plan, as amended, if the stockholders approve the proposed amendments discussed below under Approval of Amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and Approval of the 2002 Plan, as Amended. If the stockholders approve the proposed amendments to the 2002 Management Stock Incentive Plan, we would have only 47,164,583 shares of common stock available for issuance if the number of authorized shares is not increased.

Our Board of Directors believes that the proposed increase in the number of authorized shares of common stock will provide us with greater flexibility to pursue activities and enter into transactions that are consistent with our objective of enhancing stockholder value, including, without limitation, using common stock when appropriate to fund:

•	acquisitions to expand our existing businesses or product offerings or to obtain complementary businesses and product offerings,

•	strategic relationships and joint ventures,

•	capital projects and investments and

•	equity incentives to employees, officers and directors.

While we have no immediate plans to use large numbers of shares of common stock to fund any acquisition, strategic venture or capital project, our ability to do so could be constrained by the limited number of shares of common stock currently available. The currently limited number of shares of common stock that remain available for issuance under the Certificate of Incorporation, and the requirement to obtain stockholder approval for any increase in the authorized shares of common stock, could impact our ability to effect acquisitions or strategic ventures as quickly as may be necessary, particularly in situations where we may be in competition with other bidders, and could constrain our ability to obtain prompt access to capital markets as and when needed in the future. The Board of Directors believes that the Company’s ability to act in a timely and flexible manner is important to its competitive position.

Approval of the proposed increase in the number of authorized shares would allow our Board of Directors to authorize the issuance of common stock without waiting for the next annual meeting of stockholders in order to increase the authorized capital. If, for any particular transaction, stockholder approval were required by law, NYSE rules or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders of the Company notwithstanding approval of the proposed increase in the number of authorized shares of common stock.

If the stockholders do not approve this proposal to increase the number of authorized shares, we will be substantially constrained in the size of transactions that we may undertake using common stock as the form of consideration. In certain circumstances, we may be required to immediately hold a special stockholders meeting to seek approval to increase the authorized number of shares of common stock, which could cost us in excess of $100,000 in printing, distribution and mailing fees.

Does the Company plan on issuing additional shares?

As of the date of this Proxy Statement, except for the shares reserved for issuance as described above, we have no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the stockholders approve this proposed amendment to the Certificate of Incorporation, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law, NYSE rules or otherwise deemed advisable by the Board of Directors.

Will these new shares of common stock have preemptive rights?

No. The additional shares of common stock for which we are seeking authorization would have the same rights and privileges as the shares of common stock presently outstanding. Holders of shares of common stock have no preemptive rights to subscribe to or for any additional shares of stock of the Company.

Am I entitled to dissenters’ or appraisal rights in connection with the proposed amendment to the Certificate of Incorporation?

No. Under Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for issuance under the Certificate of Incorporation.

What are the effects on existing stockholders?

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including by:

•	decreasing the existing stockholders’ percentage equity ownership and voting power, and

•	depending on the price at which such shares are issued, diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

In addition, although this proposed amendment to the Certificate of Incorporation is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of common stock without further action by the stockholders:

•	may have the effect of delaying or preventing a change in control of the Company,

•	may discourage bids for our common stock at a premium over the prevailing market price, and

•	may adversely affect the market price of our common stock.

As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely:

•	a hostile takeover,

•	a tender offer or proxy contest,

•	the assumption of control by a holder of a large block of our stock, and

•	the possible removal of our incumbent management.

We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our common stock. This proposal is not being made in response to any attempt of which the Company is aware to obtain control of the Company or to accumulate the Company’s common stock. The Company has no present intention to use the additional shares of common stock to oppose a takeover attempt or delay or prevent changes in the management of the Company.

When would the amendment be effective?

If approved by the stockholders at the meeting, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The Company intends to file the certificate of amendment as soon as practicable after the meeting; however, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, our Board of Directors may abandon the proposed amendment at any time prior to the effectiveness of the filing of the certificate of amendment.

How many votes are needed for this proposal and how are the votes counted?

The proposal to amend the Certificate of Incorporation to increase the number of shares of common stock authorized for issuance will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote thereon in order to be approved. Abstentions will be counted in tabulations of the votes cast by stockholders on the proposal and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the amendment to the Certificate of Incorporation to increase the number of shares that the Company is authorized to issue.

APPROVAL OF AMENDMENTS TO THE

AMERISOURCEBERGEN CORPORATION

2002 MANAGEMENT STOCK INCENTIVE PLAN

AND APPROVAL OF THE 2002 PLAN, AS AMENDED

(Item 3 on the Proxy Card)

What am I voting on?

You are voting on a proposal to amend the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “2002 Plan”) to:

•	increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2002 Plan by 11,000,000; and

•

eliminate the cap on the aggregate number of shares of common stock that may be issued during the life of the 2002 Plan pursuant to restricted stock awards, stock appreciation rights and performance share awards under the 2002 Plan (which, as adjusted for the December 28, 2005 two-for-one common stock split, is currently 370,000).

You also are being asked to approve the amended 2002 Plan, the form of which is attached to this Proxy Statement as Appendix B.

Have all of the share numbers relating to the 2002 Plan, and awards thereunder, been adjusted for the December 28, 2005 two-for-one common stock split?

Unless specifically noted to the contrary, all of the share numbers relating to the 2002 Plan, and awards thereunder, that are set forth in this proposal have been adjusted for the December 28, 2005 two-for-one common stock split.

Has the Board of Directors approved the amendments to the 2002 Plan?

Yes. Upon the recommendation of the Compensation and Succession Planning Committee of the Board of Directors (the “Compensation Committee”), which administers the 2002 Plan, the Board of Directors has unanimously approved amending the 2002 Plan, subject to stockholder approval.

Specifically, the Board of Directors has approved amending the 2002 Plan to:

•	increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2002 Plan by 11,000,000, subject to stockholder approval;

•

eliminate the cap of 370,000 shares of common stock on the aggregate number of shares of common stock that may be issued during the life of the 2002 Plan pursuant to restricted stock awards, stock appreciation rights and performance share awards, subject to stockholder approval; and

•	make other revisions to the 2002 Plan that do not require stockholder approval under applicable NYSE shareholder approval rules.

The revisions to the 2002 Plan that do not require stockholder approval are described below under “What are the revisions to the 2002 Plan approved by the Board of Directors that do not require stockholder approval?”

Why are the amendments necessary?

The current aggregate number of shares of our common stock that may be issued pursuant to awards under the 2002 Plan is 23,800,000, which reflects the two-for-one common stock split that the Company completed on December 28, 2005.

Through December 29, 2005, the Company has granted:

•	stock options covering a total of 22,017,614 shares under the 2002 Plan and

•	restricted stock awards covering a total of 44,182 shares under the 2002 Plan.

Through December 29, 2005, the total number of shares issued or reserved for issuance pursuant to awards under the 2002 Plan was 22,061,796. As of December 29, 2005, the total number of shares remaining available for awards under the 2002 Plan was 1,738,204.

The increase in the number of shares of common stock that may be issued pursuant to awards under the 2002 Plan is necessary in order to replenish the supply of shares available for issuance under the 2002 Plan. Without the amendment, only 1,722,404 shares of common stock would remain available for awards under the 2002 Plan. We rely heavily on the 2002 Plan to recruit, retain and reward qualified employees and officers. We expect that the remaining shares plus the additional 11,000,000 million shares will be sufficient to cover awards under the 2002 Plan for at least three years. The Company does not intend in any year to make awards covering an amount of shares that is greater than 1.5% of the total number of shares of the Company’s common stock then outstanding.

Eliminating the cap of 370,000 on the number of shares of common stock that may be issued pursuant to restricted stock awards, stock appreciation rights and performance share awards is necessary because the Company anticipates issuing more awards in the form of restricted stock awards than it has in prior years as a result of recent changes in accounting policies governing the expensing of stock options. Indeed, we expect to issue restricted stock awards in the future for up to 25% of the value of long-term incentive compensation granted to officers and other eligible employees. Without the amendment, only 325,818 shares of common stock would remain available for issuance in connection with restricted stock awards, stock appreciation rights and performance share awards.

Stockholder approval of the amendments described above and the 2002 Plan, as amended, also is a condition for favorable tax treatment of stock options intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the Company to maintain the deductibility of any performance-based compensation granted under the 2002 Plan to certain officers under Section 162(m) of the Code.

What are the revisions to the 2002 Plan approved by the Board of Directors that do not require stockholder approval?

In connection with the proposed amendments to the 2002 Plan to increase the number of shares available for issuance and to eliminate the aggregate cap on awards in the form of stock awards, stock appreciation rights and performance share awards, the Board of Directors has approved certain other revisions to the 2002 Plan that do not require stockholder approval under the NYSE rules relating to stockholder approval of equity compensation plans. Unless otherwise specified, the revisions described below do not require stockholder approval because they do not:

•	expand the scope of the 2002 Plan,

•	expand the awards or benefits available to participants under the 2002 Plan or

•	materially increase the potential dilution of stockholders over the lifetime of the 2002 Plan.

Restricted Stock Units.    The 2002 Plan will be revised to provide for the grant of common stock-equivalents referred to as restricted stock units, which may be settled in common stock. In addition, if approved by the Board of Directors, the restricted stock units may be settled in whole or in part in cash. The restricted stock units are intended to be substantially similar to restricted stock awards with the exception that no shares of common stock are issued at the time of the grant of the award. Any shares of common stock issuable in settlement of any restricted stock units will be issued only upon the vesting of the restricted stock units. Like restricted stock awards, restricted stock units must be subject to at least one of the following minimum, non-waivable (except in the case of death or permanent disability of the participant) vesting conditions:

•	performance-based vesting that cannot be satisfied sooner than one year following the date of grant, or

•

time-based vesting that cannot be satisfied unless the participant remains employed or otherwise provides services to the Company for three or more years from the date the restricted stock unit award is made.

Like restricted stock awards, restricted stock units also will become nonforfeitable in the event that a participant is involuntarily terminated by the Company or any subsidiary within two years of a change in control. Revising the 2002 Plan to provide for the grant of restricted stock units does not represent a material expansion in the awards or benefits available to participants because they are substantially similar from an economic standpoint to restricted stock awards, which are already provided for in the 2002 Plan.

Compensation Committee Authority to Condition Awards.    The 2002 Plan will be revised to expand the authority of the Compensation Committee to provide in an award agreement for the forfeiture of all or part of an award, even if the award has become exercisable, nonforfeitable or earned or has been previously exercised. Specifically, the Compensation Committee may require the forfeiture of an award upon any breach of non-competition or non-solicitation requirements or may require the repayment to the Company of the vested portion of any award under certain conditions.

Removal of References to Prior Plans.    The 2002 Plan is the result of the merger of the prior equity compensation plans of Bergen Brunswig Corporation and AmeriSource Health Corporation and contains several references to these plans. As all shares attributable to these plans have been exhausted, the 2002 Plan will be revised to delete those references.

Technical Changes to Change in Control Provision.    The provisions of the 2002 Plan describing the consequences of a change in control will be revised to expand the authority of the Board of Directors or the Compensation Committee, as applicable, to make adjustments in the event of a change in control to include:

•

providing for the cancellation of outstanding stock awards, restricted stock unit awards, performance share awards, Section 162(m) awards or other awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such award, as determined by the Board of Directors or the Compensation Committee, as the case may be, in its sole discretion; and

•	substituting other property, including without limitation, cash or other securities of the Company and securities of an entity other than the Company for awards granted under the 2002 Plan.

In addition, as over two years have lapsed since the original effective date of the 2002 Plan, certain exceptions to the application of the change in control provision that could only be triggered within two years after the effective date of the 2002 Plan will be stricken.

Section 409A of the Code.    The 2002 Plan also will be revised to bring it in compliance with Section 409A of the Code, which was adopted with the enactment of the American Jobs Creation Act on October 22, 2004. Section 409A imposes strict new requirements for deferred compensation arrangements, which may include certain equity compensation awards. The Board of Directors believes that the following provisions should be added to the 2002 Plan to ensure compliance with Section 409A’s strict rules regarding the timing of deferral elections and to provide flexibility to modify the 2002 Plan or payments under the 2002 Plan to participants to avoid tax penalties under Section 409A:

•

in the event of any change in the capitalization of the Company as result of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, adjustments made to awards that are considered “deferred compensation” under Section 409A will be made in compliance with the requirements of Section 409A;

•

in the event of any change in the capitalization of the Company as result of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, adjustments made to awards that are not considered “deferred compensation” under Section 409A will be made in such a way as to ensure that they either comply with the requirements of Section 409A or continue not to be subject to Section 409A;

•

the administrator of the 2002 Plan will not have the authority to make any adjustments in the event of a change in capitalization to the extent that such authority would cause an award that is not intended to be subject to Section 409A to be subject thereto;

•

if and to the extent the Board of Directors or the Compensation Committee determines that the terms of any provision of the 2002 Plan or any payment under the 2002 Plan may result in the imposition of an excise tax on any participant pursuant to Section 409A, the Board of Directors or the Compensation Committee, as the case may be, will have authority to take action to amend, modify, cancel or terminate the 2002 Plan or any payments to such participant under the 2002 Plan as it deems necessary or advisable to limit or, if possible, avoid the impact of any such excise tax;

•

no award shall be “deferred compensation” subject to Section 409A, unless and to the extent that the administrator specifically determines otherwise, and the 2002 Plan and the terms of all awards shall be interpreted accordingly; and

•

in the event that any provision of the 2002 Plan is found to be invalid, unenforceable or otherwise inconsistent with any applicable law (including, without limitation Section 409A), such invalidity, unenforceability or inconsistency will not be construed as rendering any other provisions contained in the 2002 Plan as invalid, unenforceable or inconsistent, and all such other provisions will be given full force and effect to the same extent as though the invalid, unenforceable or inconsistent provision was not contained in the 2002 Plan.

Under the NYSE stockholder approval rules, revisions to an equity compensation plan that are designed to bring the plan into compliance with Section 409A of the Code do not constitute “material” revisions and do not require stockholder approval.

Does the 2002 Plan, as amended, include all of these revisions?

The amended 2002 Plan that you are being asked to approve includes all of the revisions described above. The form of the 2002 Plan, as amended, is attached as Appendix B to this Proxy Statement.

Can these revisions be implemented even if I vote against this proposal?

If the stockholders do not approve the amendments to the 2002 Plan and do not approve the 2002 Plan, as amended, the Company reserves the right to implement the amendments to the 2002 Plan that can be implemented by the Company without stockholder approval.

What is the purpose of the 2002 Plan?

The purpose of the 2002 Plan is to provide employees of the Company and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation. The Company believes that this will promote the Company’s interests and the interests of stockholders by providing an additional means of attracting and retaining management personnel, encouraging the employee-participants to contribute materially to the growth of the Company and aligning the economic interests of the employee-participants with the interests of the stockholders.

Who is eligible to participate in the 2002 Plan?

All officers and other key employees and consultants of the Company or its subsidiaries are eligible to participate in the 2002 Plan. Non-employee directors of the Company are not eligible.

How many employees participate in the 2002 Plan?

At December 31, 2005, there were approximately 600 to 700 employees of the Company and its subsidiaries eligible to participate in the 2002 Plan.

When was the 2002 Plan formed?

The 2002 Plan is the result of the merger of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and the AmeriSource Health Corporation 2001 Stock Option Plan. The 2002 Plan became effective on April 23, 2002. Grants made under the 2002 Plan following the merger of the prior plans are subject to the terms of the 2002 Plan. Grants made under the prior plans remain subject to the terms of the applicable prior plan. As of December 29, 2005, there were unexercised options for approximately 12,507,778 shares outstanding under the 2002 Plan, including 1,791,552 shares from the prior plans.

What are the material features of the 2002 Plan?

The brief summary of the 2002 Plan which follows is qualified in its entirety by reference to the complete text of the 2002 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix B. The information concerning option or restricted stock awards set forth below is provided as of December 29, 2005 unless otherwise specified.

Administration of the 2002 Plan.    The Compensation Committee administers the 2002 Plan. Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Code, a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, as amended, and an independent director under the listing standards of the NYSE.

Types and Descriptions of Options and Other Awards Under the 2002 Plan.    The Compensation Committee has discretionary authority to select which eligible persons will receive awards under the 2002 Plan. As discussed below, the Compensation Committee may delegate this authority to an administrator or the Company’s Chief Executive Officer. The 2002 Plan permits grants of the following types:

•	Stock options;

•	Stock appreciation rights (SARs);

•	Restricted stock awards;

•	Performance share awards; and

•	Other stock based awards.

As discussed above, the Board of Directors has approved revisions to the 2002 Plan to provide for the grant of restricted stock units in addition to the other types of awards listed above. For more information about restricted stock units, see the description of restricted stock units above under “What are the revisions to the 2002 Plan approved by the Board of Directors that do not require stockholder approval?”

The Compensation Committee may grant stock options, restricted stock or other types of awards alone, in addition to, or in tandem with any other awards under the 2002 Plan. Generally, the Compensation Committee has the authority to determine the terms and conditions of all awards under the 2002 Plan, including vesting, exercisability, payment and restrictions applicable to awards. The Compensation Committee may also accelerate:

•	the vesting or payment of an award,

•	the lapse of restrictions applicable to an award, or

•	the date an option or SAR first becomes exercisable.

The Board of Directors has approved revising the 2002 Plan to expand the authority of the Compensation Committee to provide for the forfeiture of all or part of an award, even if the award has become exercisable, nonforfeitable or earned or has been previously exercised.

Stock Options.    The Compensation Committee may grant options to purchase shares of common stock upon terms and conditions that the Compensation Committee may establish in its discretion, subject to the provisions of the 2002 Plan. Options may be non-qualified stock options and/or incentive stock options (“ISOs”). ISOs are intended to comply with Section 422 of the Code.

The exercise price of any option is determined by the Compensation Committee at the time of grant. Consistent with sound corporate governance practices:

•	the exercise price of options granted may not be less than the fair market value of the underlying shares of common stock on the date of grant; and

•	options granted may not be repriced by any method, including by cancellation and reissuance, without stockholder approval.

Subject to the terms of the specific option, the exercise price of a stock option may be paid in cash, previously owned shares, a combination of cash or previously owned shares, or through withholding of shares subject to the stock option. Generally, options will expire 10 years after the date of grant.

Unexercised options expire three months after the date of a voluntary termination of employment with the Company. In the event that employment with the Company terminates due to death, disability or termination by the Company without cause, the option will expire one year from the date of termination of employment. For unexercised options granted on or after August 10, 2004, in the event that employment with the Company terminates due to an employee’s voluntary retirement (which may occur if the employee is age 62 or older and has completed five years or more of continuous service with the Company), the options will expire three years from the date of such retirement. If the Company terminates an employee for cause, outstanding options terminate immediately. Unvested options normally cease to vest upon any termination of employment.

Stock Appreciation Rights (“SARs”).    SARs are the right to receive the appreciation in the value of the Company’s stock over a specified period of time. The Compensation Committee may grant SARs separately or in tandem with an option. Tandem SARs may be granted either at the time the option is granted or at any time while the option remains outstanding. A recipient of tandem options and SARs may choose to exercise either the SAR or the corresponding option, but not both.

Upon exercising a SAR, a participant will receive an amount of cash, common stock, or a combination of cash and common stock equal to the amount by which the fair market value of the number of underlying shares of common stock on the date of exercise exceeds the stock appreciation right exercise price specified by the Compensation Committee when the SAR is awarded. Whether the payments upon exercise of the SAR are made in cash, in common stock, or in combination, is within the discretion of the Compensation Committee.

With respect to the 2002 Plan, no SARs have been granted, are presently outstanding or are presently contemplated.

Restricted Stock Awards.    Stock awards are grants of the Company’s stock that are subject to at least one of the following minimum, non-waivable (except in the case of death or permanent disability of the participant) vesting conditions:

•	performance-based vesting that cannot be satisfied sooner than one year following the date of grant, or

•

time-based vesting that cannot be satisfied unless the participant remains employed or otherwise provides services to the Company for three or more years from the date the restricted stock award is made.

No dividends accrue or are payable upon any restricted shares of the Company’s common stock until they are vested.

The Company expects that stock awards will provide for dividends to accrue, but not be paid, upon any restricted shares of the Company’s common stock while they are vesting. Accrued dividends will be paid to the participant only if, and after, the restricted shares have vested.

Performance Share Awards.    Performance share awards are grants of the Company’s stock that are subject to restrictions or conditions determined by the Compensation Committee upon issuance of each award. Performance share awards permit participants to earn shares of common stock upon satisfaction of certain specified performance criteria and may be subject to other terms and conditions as the Compensation Committee may deem appropriate.

Other Stock-Based Awards.    The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards which are not specifically described in the 2002 Plan but which the Compensation Committee determines to be consistent with the purposes of the 2002 Plan and the interests of the Company.

With respect to the 2002 Plan, no such other stock-based awards have been granted, are presently outstanding or are presently contemplated.

Compensation Committee’s Delegation of Authority to an Administrator or the Chief Executive Officer.    The Compensation Committee has the power to delegate some or all of its authority under the 2002 Plan to an administrator who may be any individual or individuals designated by the Compensation Committee. The Compensation Committee may also delegate its authority to make awards to the Company’s Chief Executive Officer. However, the Chief Executive Officer may not have the authority to make awards for more than 50,000 shares to any individual in any year, or more than 250,000 shares in the aggregate in any year. In addition, the Chief Executive Officer may not make an award to a participant who:

•	is subject to reporting under Section 16(a) of the Securities Exchange Act of 1934,

•	is designated by the Compensation Committee as a person whose compensation is potentially subject to the limit on deductible compensation under Section 162(m) of the Code, or

•	is an officer to whom the Compensation Committee has delegated any authority.

Shares Available for Issuance Under the 2002 Plan.    Currently, the 2002 Plan authorizes the issuance of 23,800,000 shares of common stock, including grants that occurred prior to the merger of the prior plans.

Shares of common stock available under the 2002 Plan may be either authorized but unissued shares, treasury shares, or any combination thereof. To the extent a portion of an award granted under the 2002 Plan lapses, expires or otherwise terminates, the shares subject to that portion of the award will be available again for award under the 2002 Plan. Shares used to pay the exercise price of a stock option or other award or shares withheld from any award to satisfy a participant’s tax withholding obligations will also again be available for issuance under the 2002 Plan. Any shares underlying awards to any newly acquired employees in connection with a corporate transaction, such as a merger, will not reduce the number of shares available under the 2002 Plan.

If the stockholders approve the proposed amendment to the 2002 Plan, the number of shares authorized for issuance under the 2002 Plan will increase to 34,800,000.

Maximum Annual Grants.    The maximum number of shares that may be subject to grants made to any individual in any single fiscal year under the 2002 Plan is 250,000 shares.

Adjustment Provisions.    The 2002 Plan provides for proportionate adjustments which the Compensation Committee deems appropriate to prevent the diminution or enlargement of rights of participants in the 2002 Plan in the event of any change in the outstanding common stock by reason of:

•	a stock dividend,

•	recapitalization,

•	reorganization,

•	merger,

•	consolidation,

•	stock split,

•	combination,

•	exchange of shares or

•	any other significant corporate event affecting the common stock.

The Compensation Committee has additional authority in the event of a “change in control” as described below.

Change in Control Provisions.    A “change in control” of the Company refers to certain circumstances under which there is a change in the ownership of a substantial block of the voting power of the outstanding capital stock of the Company or a change in the majority of the members of the Board of Directors. The 2002 Plan specifically defines the circumstances under which a “change in control” will be deemed to have occurred.

If a participant’s employment is involuntarily terminated by the Company or a subsidiary, whether or not for cause, within two years following a change in control:

•	all options and SARs will immediately vest and become fully exercisable,

•	all restrictions and conditions of all stock awards will lapse, and

•	all performance share awards shall be deemed to have been fully earned.

In addition, in the event of a change in control, the Board of Directors, in its sole discretion, may take any or all of the following actions:

•	provide that options will be cancelled unless exercised within 30 days;

•	cash out the value of outstanding options (whether or not such option is otherwise exercisable); or

•	make any other adjustments or take any other reasonable action, as the Board of Directors deems appropriate.

In addition, the Board of Directors has approved revisions to the 2002 Plan to permit the Board of Directors or the Compensation Committee, as applicable, to take the following actions in the event of a change in control:

•

provide for the cancellation of outstanding stock awards, restricted stock unit awards, performance share awards, Section 162(m) awards or other awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such award, as determined by the Board of Directors or the Compensation Committee, as the case may be, in its sole discretion; and

•	substitute other property, including without limitation, cash or other securities of the Company and securities of an entity other than the Company, for awards granted under the 2002 Plan.

If the Board of Directors cashes out the value of an outstanding option, the option will be terminated or cancelled. In connection with the cash-out, the Company will pay an amount in cash or stock equal to the amount, if any, by which the aggregate fair market value of the common stock subject to the option (as measured on the date of the change of control) exceeds

•	the product of

•	the number of shares of common stock then subject to the option and

•	the exercise price,

•	less an amount equal to the federal, state and local taxes, if any, required to be withheld or paid as a result of such payment.

Transferability.    A participant may exercise awards only during his or her lifetime. Awards may not be transferred except upon the death of a participant, by will or under the laws of descent and distribution. Under certain circumstances, the Company may permit the transfer of an award to a participant’s family member or to one or more trusts established in whole or in part for the benefit of one or more of a participant’s family members.

Amendment or Termination of the 2002 Plan.    The Board of Directors or the Compensation Committee may terminate, modify, suspend or amend the 2002 Plan in whole or in part. However, the Company will not effect such a termination, modification, suspension or amendment without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule. Except for proportionate adjustments necessitated by events such as a stock split, the 2002 Plan may not be amended to increase the maximum number of shares issuable under the 2002 Plan without stockholder approval. The Board of Directors and the Compensation Committee have broad authority to amend the 2002 Plan or any award to take into account changes in any applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

Duration of the 2002 Plan.    The 2002 Plan will remain in effect until:

•	the Board of Directors or the Compensation Committee terminates it or

•	all awards are satisfied or terminated under the terms of the 2002 Plan.

No new awards may be made under the 2002 Plan after April 22, 2009, the tenth anniversary of the original effective date of the prior Bergen Brunswig Corporation plan.

Federal Income Tax Consequences

The anticipated federal income tax consequences for the different types of awards granted under the 2002 Plan, based on current federal income tax law, are briefly summarized below. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible local, state or foreign tax consequences.

The 2002 Plan is not qualified under Section 401(a) of the Code.

Incentive Stock Options.    In general, the value of an ISO is not included in the participant’s income at the time of grant, and the participant does not recognize income on exercise of an ISO for the purpose of computing regular income tax. However, when calculating income for alternative minimum tax purposes, the excess, if any, of the fair market value of the shares acquired over the exercise price (spread) generally will be considered part of income. When the participant sells shares of common stock received through the exercise of an ISO, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant (holding period). In that instance, the Company will not be entitled to a deduction. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of common stock received through the exercise of an ISO before the holding period has expired (disqualifying disposition), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, the Company will be entitled to a deduction.

Non-Qualified Stock Options.    In general, the value of a non-qualified stock option is not included in the participant’s income at the time of grant, unless the non-qualified stock option has a “readily ascertainable fair market value” at the time of grant. The Company does not anticipate that any non-qualified stock option will have a readily ascertainable fair market value on the date of grant. Upon exercise, the difference between the exercise price of the non-qualified stock option and the fair market value of the shares of common stock received generally will be recognized as ordinary income, subject to federal income tax withholding. In this instance, the Company will be allowed a deduction. When the participant sells the shares of common stock received through the exercise of the non-qualified stock option, all further gain on the sale will be characterized as capital gain or loss. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

SARs.    There generally are no federal income tax consequences to the participant or the Company upon grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income equal to the cash received and the fair market value of any shares received. The income will generally be compensation income, subject to federal income tax withholding. The Company will generally be entitled to a corresponding deduction. When the participant sells shares acquired by exercise of a SAR, the participant will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant’s tax basis in the shares, which is the amount of ordinary income recognized by the participant at the time of exercise of the SAR. The gain or loss will be a capital gain or loss if the stock is held as a capital asset.

Stock Awards and Performance Shares.    Generally, the participant will not recognize income upon the issuance of a stock award or an award of performance shares. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares, less any amount paid for the shares. At that time, the Company generally will be entitled to a deduction. After any grant of a stock award or issuance of any performance shares, the participant can elect under Section 83(b) of the Code to recognize ordinary income in an amount equal to the fair market value of the shares. In this event, the Company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and the Company will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the election but the stock is forfeited, the participant will not be entitled to the tax loss, except to any tax deduction or tax refund with respect to the tax previously paid.

Restricted Stock Units.    A participant who is granted a restricted stock unit is not required to recognize any taxable income at the time of grant. Upon distribution of shares of the Company’s common stock in respect of a restricted stock unit, the fair market value of those shares will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. Any subsequent disposition by the participant of shares of the Company’s common stock acquired pursuant to restricted stock units will result in capital gain or loss (based on the difference between the price received on disposition of the shares and the market value of the shares at the time of distribution).

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, compensation paid to the Chief Executive Officer or any of the next four most highly paid executive officers of the Company in excess of $1 million per taxable year generally will be deductible for federal income tax purposes only if it qualifies as performance-based compensation. Awards may be granted under the 2002 Plan which will qualify as performance-based compensation within the meaning of Section 162(m) of the Code and regulations under that section.

What benefits will be received by officers and employees of the Company under the 2002 Plan?

The benefits that will be received in the future under the 2002 Plan by particular individuals or groups are not determinable at this time. During fiscal 2005, options were granted under the 2002 Plan as follows: Mr. Yost, 85,000; Mr. Hilzinger, 85,000; Mr. DiCandilo, 60,000; Mr. Collis, 60,000; Mr. Haas, 55,000; all current executive officers as a group (5 persons), 345,000; all current directors who are not executive officers as a group (8 persons), 0; and all employees, including all current officers who are not executive officers, as a group, 2,126,500. The options were granted in March 2005 and the foregoing numbers reflect the numbers of options granted in March 2005. The foregoing numbers do not reflect the two-for-one common stock split that the Company completed as of December 28, 2005. As a result of the two-for-one stock split, the numbers of options held by the foregoing individuals or groups pursuant to the March 2005 grants have doubled (with corresponding adjustments to the option exercise prices such that there has been no effect on the aggregate underlying values of the grants).

What are the effects of the amendments to the 2002 Plan on existing stockholders?

Although the increase in the number of shares of common stock available for issuance under the 2002 Plan will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional options, stock awards or performance share awards under the 2002 Plan could affect our stockholders in a number of respects, including by:

•	decreasing the existing stockholders’ percentage equity ownership and voting power, and,

•	depending on the price at which such awards are issued, diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

How many votes are needed for this proposal and how are the votes counted?

The approval of the amendments to the 2002 Plan and the 2002 Plan, as amended, requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting. Abstentions will be counted in tabulations of the votes cast by stockholders on this proposal and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the approval of the amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and the 2002 Plan, as amended.

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES AND FOR

SUBMITTING RECOMMENDATIONS

How does the Governance and Nominating Committee identify and evaluate director nominees?

Director nominees should:

•	possess the highest personal and professional ethics,

•	possess integrity and values,

•	be committed to representing the long-term interests of the stockholders and

•	have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Governance and Nominating Committee seeks to identify candidates representing diverse experience at policymaking levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities.

Additionally, director nominees should have sufficient time to effectively carry out their duties. Director nominees who also serve as the Chief Executive Officer or the Chief Operating Officer of the Company may serve on the board of no more than one other public company. Other director nominees may serve on the boards of no more than four other public companies.

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names, appropriate biographical information and qualifications in writing to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

In considering any nominee proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the Committee.

In order to be considered for inclusion in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2007, the name of the proposed nominee and supporting biographical information and description of the qualifications of the proposed nominee must be received before September 12, 2006.

Is the Governance and Nominating Committee currently seeking to identify additional candidates for director nominees?

The Governance and Nominating Committee currently is engaged in active efforts to identify a candidate for a director nominee to fill the Board vacancy created by the mandatory retirement of James R. Mellor. The Committee has engaged a nationally-recognized search firm to help identify such candidate.

AUDIT MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Hagenlocker is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Report of the Audit and Corporate Responsibility Committee

The Audit and Corporate Responsibility Committee consists of the five directors named below. All of the Committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual) and all of the members are financially literate.

The Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and the Company’s internal control over financial reporting. The Company’s management has the primary responsibility for the Company’s financial statements and its financial reporting and control processes and procedures, including its internal control over financial reporting and its disclosure controls and procedures. The Company’s management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in the Company’s fiscal 2005 10-K Report were prepared in accordance with U.S. generally accepted accounting principles. The Committee discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States).

The Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s fiscal 2005 10-K Report.

AUDIT AND CORPORATE RESPONSIBILITY

COMMITTEE

Edward E. Hagenlocker, Chairman

Rodney H. Brady

Charles H. Cotros

Richard C. Gozon

Jane E. Henney, M.D.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit and Corporate Responsibility Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent registered public accounting firm is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective May 6, 2003, as required by applicable regulations. All engagements of the Company’s independent registered public accounting firm to perform any audit services and non-audit services since that date have been pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

Independent Registered Public Accounting Firm’s Fees

During the fiscal years ended September 30, 2005 and 2004, Ernst & Young LLP, the Company’s independent registered public accounting firm, billed the Company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the Company:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$3,925,900	$2,112,700
Audit-Related Fees	315,000	287,000
Tax Fees	211,420	538,968
All Other Fees	6,000	6,000

TOTAL	$4,458,320	$2,944,668

Audit fees consisted of fees for the audit of the Company’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC. Audit fees for fiscal 2005 also included the fees for the audit of management’s fiscal year-end assessment of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

Other fees consisted of subscription fees for Internet-based professional literature.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL 2006

(Item 4 on the Proxy Card)

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. The Audit and Corporate Responsibility Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2006. Although the Company’s governing documents do not require the submission of the appointment of the Company’s independent registered public accounting firm to the stockholders for approval, the Board of Directors considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006, the Audit and Corporate Responsibility Committee will investigate the reasons for the rejection by the stockholders and will reconsider the appointment of Ernst & Young LLP.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal 2006 will include the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC. Audit services for fiscal 2006 also will include the audit of management’s fiscal year-end assessment of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal 2004 and 2005, as described above under the heading Independent Registered Public Accounting Firm’s Fees.

Will representatives of the independent registered public accounting firm be present at the Annual Meeting?

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006.

COMPENSATION MATTERS

Report of the Compensation and Succession Planning Committee on Executive Compensation

The Compensation and Succession Planning Committee consists of the four directors named below. All of the members of the Committee are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual).

The Committee reviews and approves all compensation for the Chief Executive Officer and the other executive officers of the Company. The Committee periodically compares the Company’s executive compensation levels with those of companies with which the Company believes that it competes in recruitment and retention of senior executives. The Committee also reviews and makes recommendations with respect to succession planning and management development.

Objectives of the Company’s Compensation Program for Executive Officers

The objectives of the Company’s executive compensation program are:

•	to align individual objectives and performance with the Company’s business objectives and performance,

•	to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company and

•	to motivate those executives to advance the interests of stockholders.

Compensation Policies for the Company’s Executive Officers

The Company’s compensation program for executive officers consists of three primary components: base salary, annual incentives (e.g., annual bonus) and long-term incentives (e.g., stock options).

In furtherance of the objectives of the Company’s compensation program, the Committee believes that the executive officers of the Company should have a greater portion of their compensation at risk than other employees. The Company’s compensation program for executive officers is designed to deliver base salary below the median of the companies with which the Company competes for senior executives. Base salary plus annual incentive compensation should provide compensation in the range of the median when the Company meets its financial objectives.

Base Salary.    The Committee reviews the base salaries of the executive officers of the Company annually and makes adjustments based on: past performance; changes in job duties, scope and responsibilities; competitive pay data; and expected future contributions of each executive. The Committee reviewed and determined the base salaries paid to the Company’s executive officers for fiscal 2005 based on consideration of these factors.

Annual Incentives.    All executive officers participate in the Company’s annual incentive plan, an annual cash bonus program. The program is designed to motivate and reward the executive officers of the Company by aligning pay primarily with the achievement of measurable Company or business group financial performance criteria. The annual incentives for the Company’s executive officers are tied predominantly to Company or business group financial performance criteria along with the achievement of non-financial, individual criteria to a limited extent. Applicable criteria are established for each executive officer at the beginning of each fiscal year. The target incentive levels for the executive officers under the annual incentive plan for fiscal 2005 ranged from 100% to 120% of base salary rate.

At the end of fiscal 2005, the performance of each executive officer was evaluated against the financial criteria and any non-financial, individual criteria established for that executive officer for fiscal 2005. The financial performance criteria for the executive officers in fiscal 2005 included some or all of the following: earnings before interest and taxes, return on committed capital, earnings per share and cash generation, at the Company and/or business group level as applicable for the particular executive officer. The percentage of target incentive level paid to the executive officers for fiscal 2005 ranged from 55% to 110% of their respective target incentive levels for fiscal 2005. The percentage of base salary paid to the executive officers for fiscal 2005 ranged from 55% to 110% of their respective base salary rates for fiscal 2005. The annual incentive payments to all of the Named Executive Officers (as defined below), who comprised all of the Company’s executive officers in fiscal 2005, were based exclusively upon the degree to which they achieved their respective performance criteria for fiscal 2005, with the exception of Mr. Haas, who was credited as well for the significant efforts and contributions that he made – including his efforts in furtherance of the Company’s Optimiz™ program and various key business strategy initiatives – towards positioning the Company to grow the drug distribution business profitably in the future.

Long-Term Incentives.    The Company currently provides long-term incentive compensation to the executive officers of the Company through annual non-qualified stock option grants under the Company’s 2002 Management Stock Incentive Plan, as amended (the “2002 Plan”). The Committee is responsible for overseeing the administration of the 2002 Plan and for making grants of stock options and other types of awards, including restricted stock awards, under the 2002 Plan. Stock options granted under the 2002 Plan are required to have an exercise price equal to or greater than the fair market value of the Company’s stock on the date of grant. Generally, stock options vest 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of ten years from the date of grant. The number of options granted to each executive officer of the Company is reviewed and approved by the Committee and is based on such officer’s position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors.

Options to purchase a total of 345,000 shares of the Company’s common stock (before adjustment to reflect the December 28, 2005 two-for-one common stock split) were granted pursuant to the 2002 Plan to the Named Executive Officers in fiscal 2005. The options granted to the Named Executive Officers represented approximately 16% of the options granted to the Company’s management and other employees. No other types of awards were granted to the Named Executive Officers in fiscal 2005.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, which requires companies to measure the cost of stock options at fair value. The Securities and Exchange Commission subsequently mandated that SFAS No. 123R be adopted for fiscal years beginning after June 15, 2005. As a result, the Company is obligated, beginning in fiscal 2006, to expense unvested stock options (including those already granted and outstanding at the time that the Company starts expensing unvested stock options) over their remaining vesting periods. During fiscal 2005, the Committee and the Company evaluated whether to continue using stock options as the primary form of long-term incentive compensation once stock option expensing commences and, if so, the extent to which stock options should be granted. As a result of this evaluation, which included consultation with executive compensation experts, the Committee and the Company determined that stock options should continue to be the primary form of long-term incentive compensation after the commencement of stock option expensing but that 25% of the value of long-term incentive compensation to the executive officers should be in the form of restricted stock awards. In the future, the Company expects to grant 75% of long-term incentive compensation to executives in the form of stock options and 25% in the form of restricted common stock. Restricted stock awards under the 2002 Plan generally will vest on the third anniversary of the grant date unless the awards are subject to performance criteria, in which case they may vest as early as the first anniversary of the grant date. The Company does not currently expect to grant any restricted stock awards that will vest earlier than the third anniversary of the grant date. The ability of the Company to implement its intended practice of granting a combination of stock options and restricted stock awards is contingent upon stockholder approval of the proposal to amend the 2002 Plan.

Chief Executive Officer’s Compensation for Fiscal 2005

Each year Mr. Yost and the Committee agree upon performance objectives. At the end of each year the Committee reviews Mr. Yost’s performance against those objectives.

The Committee determined at the beginning of fiscal 2005 that Mr. Yost would be eligible to receive annual incentive payments at a target level of 120% of his annual base salary rate if the Company met or exceeded specified targets in the four measures of financial performance for fiscal 2005 – earnings before interest and taxes, return on committed capital, earnings per share and cash generation – and if Mr. Yost met or exceeded a number of non-financial criteria. The financial criteria were weighted such that Mr. Yost’s ability to attain the 120% of annual base salary target level was 20.83% dependent on each of the four financial measures. Mr. Yost’s ability to attain the annual incentive target level was 16.67% dependent on the non-financial criteria. At the end of fiscal 2005, the Committee evaluated the financial performance of the Company and determined that the Company had met or exceeded only the return on committed capital and the cash generation targets on which Mr. Yost’s annual incentive payments were dependent. The Committee also evaluated Mr. Yost’s performance and determined that he had met or exceeded the non-financial criteria. Accordingly, the Committee determined that Mr. Yost was entitled to receive 58.33% of his target incentive level for fiscal 2005. As a result, Mr. Yost received an annual incentive payment in the amount of 70% of his annual base salary rate for fiscal 2005.

At the end of fiscal 2004, Mr. Yost also recommended to the Committee that his annual base salary rate should not be increased for fiscal 2005, notwithstanding that modest increases to base salary were provided to employees of the Company generally for fiscal 2005. The Committee accepted Mr. Yost’s recommendation and, accordingly, Mr. Yost’s base salary for fiscal 2005 was essentially unchanged from his base salary for fiscal 2004.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based compensation”. The Committee has not taken action to date to structure the elements of cash compensation payable to the Company’s executive officers so as to comply specifically with Section 162(m) of the Code. The compensation paid to the Company’s executive officers for fiscal year 2005 that is not considered performance-based for purposes of Section 162(m) of the Code exceeded the $1 million limit per officer for Messrs. Yost and Hilzinger. The portion of such compensation paid to each of them that exceeded $1 million accordingly was not deductible for federal tax purposes.

The Committee will continue to consider and evaluate all the Company’s compensation programs in light of Section 162(m) of the Code and related regulations. However, the Company may continue to pay compensation that is not deductible in certain circumstances if sound business judgment so requires.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE

J. Lawrence Wilson, Chairman

Richard C. Gozon

Henry W. McGee

James R. Mellor

Compensation Committee Interlocks and Insider Participation

The non-employee directors who serve as members of the Compensation and Succession Planning Committee are identified above. No member of the Compensation and Succession Planning Committee is a former or current officer or employee of the Company or any of the Company’s subsidiaries. To the Company’s knowledge, there were no other relationships involving members of the Compensation and Succession Planning Committee requiring disclosure in this section of this Proxy Statement pursuant to the applicable SEC regulations. No executive officer of the Company has served on the board of directors or compensation committee of any company that has or has had one or more of its executive officers serving as a director of the Company.

Executive Compensation

The following table sets forth the compensation paid to or earned by our Chief Executive Officer and the Company’s four other executive officers (collectively referred to herein as the “Named Executive Officers”) during each of the Company’s last three fiscal years.

Summary Compensation Table

Name and Principal Position	Annual Compensation(1)			Other Annual Compensation($) (3)	Long-Term Compensation Awards			All Other Compensation($)
	Fiscal Year(2)	Salary($)	Bonus($)		Restricted Stock Awards($)		Securities Underlying Options(#)(4)
R. David Yost Chief Executive Officer	2005 2004 2003	1,044,750 1,039,010 960,350	731,325 501,480 995,000	— — —			85,000 85,000 100,000	— — —

Kurt J. Hilzinger President and Chief Operating Officer	2005 2004 2003	620,615 584,115 549,077	406,250 322,850 562,000	— — —			85,000 85,000 80,000	— — —

Michael D. DiCandilo Executive Vice President and Chief Financial Officer	2005 2004 2003	460,577 348,269 330,962	285,000 175,000 335,000	— — —			60,000 60,000 55,000	— — —

Steven H. Collis Senior Vice President and President, AmerisourceBergen Specialty Group	2005 2004 2003	422,326 400,038 379,231	466,650 426,120 385,000	— —	283,400	(5)	60,000 60,000 40,000	— 1,500,000 —	(5)

Terrance P. Haas Senior Vice President and President, AmerisourceBergen Drug Corporation	2005 2004 2003	369,231 309,250 270,692	206,000 167,895 273,792	— — —			55,000 50,000 30,000	— — —

(1)

Includes any amounts deferred under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the “Deferred Compensation Plan”). Eligible executive officers may elect to defer a specified amount of cash compensation and have the deferred amount credited in an account under the Deferred Compensation Plan. The executive officer may elect to have the deferred amount accrue interest at one percentage point higher than the prime rate as in effect from time to time or to have the deferred amount increase (or decrease) in value based on the performance of certain designated mutual funds. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. The deferred benefits will be distributed by the Company in accordance with the terms of the Deferred Compensation Plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer may elect to receive a deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

(2)

Bonuses for each fiscal year were determined by applying the bonus percentage determined by the Compensation and Succession Planning Committee to the base salary rate of each Named Executive Officer for the fiscal year to which the bonus relates. The amounts shown consist of bonuses earned in the fiscal year identified but paid in full in the subsequent fiscal year.

(3)

No Named Executive Officer was paid or provided perquisites and other personal benefits, securities or property in fiscal 2005, 2004 or 2003 with an aggregate value of more than $50,000 (or, if lower, 10% of the total of salary and bonus paid in such fiscal year to such individual).

(4)

The numbers of shares underlying the options set forth for each fiscal year pertain to grants that predated the two-for-one common stock split that the Company completed as of December 28, 2005 and do not reflect the effect of the stock split. Any shares underlying options held by the Named Executive Officers as of December 28, 2005 would have doubled (and the corresponding exercise prices of the options would have halved) as a result of the stock split.

(5)

Mr. Collis was paid $1,500,000 and granted 5,000 restricted shares of common stock in February 2004 pursuant to the terms of the employment agreement that he entered into with the Company in February 2004. The terms of Mr. Collis’s employment agreement are described below under Agreements with Employees. The dollar value shown in the Summary Compensation Table for the restricted shares granted to Mr. Collis is based on a per share value of $56.68, which was the closing price of the common stock on February 19, 2004, the date that the restricted shares were granted to Mr. Collis. As of September 30, 2005, Mr. Collis continued to hold all 5,000 restricted shares of common stock. The dollar value of the 5,000 restricted shares as of September 30, 2005 was $386,500 (based on a per share value of $77.30, which was the closing price of the Company’s common stock on September 30, 2005). The restricted shares granted to Mr. Collis vest on the third anniversary of the date of grant. Dividends accrue starting the date of grant on all of the restricted shares granted to Mr. Collis. The dividends accrued on any restricted shares of common stock will be paid to Mr. Collis upon vesting and delivery of the shares to Mr. Collis. As a result of the two-for-one common stock split that the Company completed as of December 28, 2005, the number of restricted shares held by Mr. Collis has doubled (to 10,000 shares), although the aggregate value of the shares was not affected by the stock split.

Options Granted and Exercised in Fiscal 2005

The following tables set forth certain information with respect to options granted to and exercised by the Named Executive Officers during fiscal 2005. The information set forth in these tables relates to options granted to and exercised by the Named Executive Officers of the Company to purchase shares of common stock under the 2002 Management Stock Incentive Plan. The numbers set forth in the following tables pertain to grants that predated the two-for-one common stock split that the Company completed as of December 28, 2005. As a result of the two-for-one stock split, the numbers of shares of the Company’s common stock underlying options held by the Named Executive Officers set forth below have doubled and the exercise prices of the options have been halved but the aggregate values set forth below have not been affected by the stock split.

Option Grants in Fiscal 2005
Name	Number of Securities Underlying Options/SARs Granted(#) (1)	Individual Grants		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)
					5%	10%
R. David Yost	85,000	4.0	62.13	03/03/15	3,321,224	8,416,634
Kurt J. Hilzinger	85,000	4.0	62.13	03/03/15	3,321,224	8,416,634
Michael D. DiCandilo	60,000	2.8	62.13	03/03/15	2,344,393	5,941,153
Steven H. Collis	60,000	2.8	62.13	03/03/15	2,344,393	5,941,153
Terrance P. Haas	55,000	2.6	62.13	03/03/15	2,149,027	5,446,057

(1)	The options were granted in March 2005 and vest 25% one year after the date of grant and then 25% per year thereafter.

(2)

The potential realizable value assumes that the market price of the Company’s common stock appreciates in value from the date of grant of the options (March 3, 2005) to the expiration date of the options (March 3, 2015) at the annualized rates of 5% and 10%.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. David Yost	40,000	1,840,980.00	685,000	85,000	19,226,163	1,289,450
Kurt J. Hilzinger	—	—	645,000	85,000	18,579,096	1,289,450
Michael D. DiCandilo	—	—	257,500	60,000	5,465,194	910,200
Steven H. Collis	3,701	178,859.50	209,874	60,000	3,852,489	910,200
Terrance P. Haas	30,000	455,339.52	150,000	55,000	2,672,350	834,350

(1)	Value calculated as the difference between the fair market value of the Company’s common stock on September 30, 2005 ($77.30 per share) and the option exercise price.

Pension Plans

AmerisourceBergen Drug Corporation Participating Companies Pension Plan.    The Company maintains a qualified defined benefit pension plan providing pension benefit coverage for employees of the Company who meet the plan’s eligibility requirements (the “Pension Plan”). The Pension Plan was frozen as to new participants shortly after the merger on August 29, 2001 of AmeriSource Health Corporation and Bergen Brunswig Corporation that resulted in the formation of the Company (the “Merger”). Thus, employees first hired after September 14, 2001 are not eligible to participate in the Pension Plan, unless pursuant to the terms of a collective bargaining agreement with the Company that provides for such participation. Effective August 1, 2004, no collective bargaining agreements allow new participants to enter the Pension Plan. In addition, the Pension Plan has been amended so that participants will cease to earn any additional benefits under the Pension Plan for any compensation paid or services performed after September 30, 2007. Accordingly, the maximum benefits payable to Pension Plan participants will be frozen as of September 30, 2007.

Under the Pension Plan, executive officers and other participants are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the last ten years of participation in the Pension Plan which yield the highest average.

All Pension Plan costs are paid by the Company and the plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under the Summary Compensation Table above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. For 2005, the compensation limit was $210,000.

AmerisourceBergen Drug Corporation Supplemental Retirement Plan.    The Company also maintains a Supplemental Retirement Plan (the “Supplemental Plan”). Coverage under the Supplemental Plan is limited to certain participants in the Pension Plan whose benefits under the Pension Plan are limited due to (i) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (ii) restrictions imposed by the Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the Pension Plan due to an employee’s participation in certain deferred compensation plans sponsored by the Company or one of its subsidiaries.

The Supplemental Plan provides for a supplement to the annual pension benefit paid under the Pension Plan to certain individuals who are pension participants and who have been employed by the Company or one of its subsidiaries for five continuous years or who suffer a total and permanent disability while employed by the Company or one of its subsidiaries, and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant’s compensation for purposes of the Pension Plan due to his participation in certain deferred compensation plans of the Company or one of its subsidiaries.

The following table shows estimated aggregate annual retirement benefits that would be payable to participants under the Pension Plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits. As of October 1, 2005, the years of credited service under the Pension Plan for the Named Executive Officers of the Company were as follows: R. David Yost, 31.08 years; Kurt J. Hilzinger, 14.58 years; Michael D. DiCandilo, 15 years; and Terrance P. Haas, 16.33 years. As required by ERISA and the Code, the Pension Plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $170,000 or 100% of a plan participant’s average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988.

Estimated Annual Retirement Benefits ($)

Based on Years of Credited Service

Final Average Remuneration	10	15	20	25	30	35
100,000	10,000	15,000	20,000	25,000	30,000	35,000
150,000	15,000	22,500	30,000	37,500	45,000	52,500
200,000	20,000	30,000	40,000	50,000	60,000	70,000
250,000	25,000	37,500	50,000	62,500	75,000	87,500
300,000	30,000	45,000	60,000	75,000	90,000	105,000
500,000	50,000	75,000	100,000	125,000	150,000	175,000
600,000	60,000	90,000	120,000	150,000	180,000	210,000
700,000	70,000	105,000	140,000	175,000	210,000	245,000
800,000	80,000	120,000	160,000	200,000	240,000	280,000
900,000	90,000	135,000	180,000	225,000	270,000	315,000
1,000,000	100,000	150,000	200,000	250,000	300,000	350,000

AGREEMENTS WITH EMPLOYEES

AmerisourceBergen Employment Agreements

Effective October 1, 2003, the Company entered into employment agreements (each, an “Employment Agreement” and collectively, “Employment Agreements”) with Messrs. Yost, Hilzinger, DiCandilo and Haas. Mr. Yost’s Employment Agreement specifies that he shall serve as Chief Executive Officer of the Company and shall report to the Board of Directors. Mr. Hilzinger’s Employment Agreement specifies that he shall serve as President and Chief Operating Officer of the Company and shall report to the Chief Executive Officer. Mr. DiCandilo’s Employment Agreement specifies, among other things, that he shall serve as the Chief Financial

Officer of the Company and shall report to the Chief Executive Officer. Mr. Haas’ Employment Agreement specifies that he shall serve as the Senior Vice President Operations of the Company, or in any other capacity with the Company or any subsidiary as may be determined from time to time by the Company, so long as he is compensated at a salary grade level that is substantially the same as or greater than his salary grade level as of October 1, 2003.

With the exception of the foregoing, the Employment Agreements are substantially similar in form and substance. Each Employment Agreement provides for the following, among other things:

•	Two-year term of employment, with an automatic two-year extension on each two-year anniversary date.

•	Continuation of annual base salary at the rate in effect for the executive as of October 1, 2003, subject to increase in accordance with the Company’s prevailing practices from time to time.

•	Incentive compensation, bonuses and benefits in accordance with the Company’s prevailing practices from time to time.

•	Customary rights on the part of the Company to terminate for cause (which includes, among other things, conviction of a crime of moral turpitude).

•

Rights on the part of the executive to terminate for good reason (which includes notice by the Company of non-renewal of the Employment Agreement upon the end of any two-year term or a reduction in the salary grade of the executive).

Each Employment Agreement obligates the Company to continue to pay the executive base salary and bonus (based on average of annual bonuses paid in the prior three years) and to reimburse the costs incurred by the executive to continue health coverage, in each case for two years after termination if the executive is terminated without cause or the executive terminates for good reason. Good reason is defined to include, among other things, reduction in base salary and notice of non-renewal by the Company at the end of the initial two-year term or any renewal term.

Each Employment Agreement indicates that payments to be made to the executive are intended not to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and provides for reduction of the amount of the payments, if necessary, to ensure that they do not constitute “excess parachute payments.”

Each Employment Agreement obligates the executive to refrain for a period of two years after any termination of the executive’s employment from competing, directly or indirectly, with any business in which the Company or its subsidiaries engages and from soliciting any other employees of the Company or its subsidiaries.

Employment Agreement with Steven H. Collis

In September 2000, Bergen Brunswig Corporation (“Bergen”) entered into a written employment agreement (the “Bergen Employment Agreement”) with Mr. Collis. The form of this agreement was substantially the same as the forms of such agreements that were entered into with other Bergen executive officers. The Bergen Employment Agreement provided for an initial term of three years but provided for automatic extension on a monthly basis so that the outstanding term was always three years, subject to the option of either party to terminate the automatic extension provision at any time. The automatic extension provision of the Bergen Employment Agreement was terminated on August 29, 2001, the effective date of the Merger, resulting in an agreement with term ending on August 29, 2004. The Bergen Employment Agreement was terminable prior to August 29, 2004 in the following circumstances:

•	by Mr. Collis with or without good reason upon written notice of termination delivered to the Company,

•	by mutual agreement between Mr. Collis and the Company and

•	by the Company for cause.

In the event of termination of the Bergen Employment Agreement by the Company for any reason other than cause, or by Mr. Collis for good reason, Mr. Collis was entitled to termination damages equal to three years of salary and bonuses and the value of three years of benefits. The damages were subject to mitigation if Mr. Collis were to obtain other employment during the three years after termination. The Merger constituted good reason for Mr. Collis to terminate his Bergen Employment Agreement. Accordingly, Mr. Collis could have terminated the Bergen Employment Agreement in his discretion at any time on or before August 29, 2004 and Mr. Collis would have been entitled to receive termination damages.

By letter agreement dated July 27, 2001 (the “Letter Agreement”), the Company and Mr. Collis agreed to a method for calculating the termination damages payable under the Bergen Employment Agreement as follows:

•	Salary in effect at the time of employment termination would be deemed to continue at that rate until the immediately following September 30 and to increase thereafter on each October 1 by 4%.

•

Bonus would be calculated as the average of the three highest bonuses paid over the preceding five years, which amount would then increase at 4% per annum during the three year period used to calculate damages.

•	Value of all other benefits and perquisites would be deemed to be $25,000 per year.

The amount so determined was then to be reduced to present value using a discount rate equal to 120% of the then applicable federal rate determined under Section 1274 of the Code, compounded semiannually.

In February 2004, Mr. Collis entered into a new employment agreement with AmerisourceBergen Corporation (the “New Employment Agreement”) that replaced and superseded the Bergen Employment Agreement. The New Employment Agreement specifies that Mr. Collis will serve as Senior Vice President of the Company and President of AmerisourceBergen Specialty Group, or in any other capacity with the Company or any subsidiary as may be determined from time to time by the Company, so long as he is compensated at a salary grade level that is substantially the same as or greater than his salary level as of February 2004. In consideration for the benefits extended to him under the New Employment Agreement, Mr. Collis agreed to waive his rights under the Bergen Employment Agreement, including the right to terminate for good reason and receive termination damages. Under the terms of his New Employment Agreement, Mr. Collis received a one-time payment of $1,500,000 and a one-time grant of 5,000 restricted shares of the Company’s common stock (now 10,000 shares, as adjusted for the December 28, 2005 two-for-one common stock split), both in February 2004. The restricted shares of the Company’s common stock were granted under the 2002 Management Stock Incentive Plan. Mr. Collis also agreed to refrain for a period of two years after any termination of his employment from being employed or engaged as a director, officer, employee, consultant or independent contractor for certain specified competitors of the Company and/or the AmerisourceBergen Specialty Group. The foregoing non-competition covenant differs from the more general non-competition covenant that appears in the standard form of the AmerisourceBergen Employment Agreement. With the exception of the foregoing, the terms of Mr. Collis’s New Employment Agreement are substantially similar in form and substance to the AmerisourceBergen Employment Agreements described above and into which the other Named Executive Officers have entered.

CERTAIN TRANSACTIONS

What is the Company’s policy with regard to loans to directors or officers?

The Company does not have any programs under which it extends loans either to its directors or to its officers. Accordingly, no loans have been extended to any director or officer of the Company subsequent to the Merger.

Transactions with Management

The stepfather of Mr. Collis’s wife is employed as an information technology manager for The AmerisourceBergen Specialty Group. He received approximately $69,000 in compensation in fiscal 2005.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding common stock is beneficially owned by each of the Named Executive Officers (who comprise all of the executive officers of the Company), each of the directors, and all directors and executive officers as a group as of December 29, 2005. The table also shows how much of our outstanding common stock is beneficially owned by owners of more than 5% of our outstanding common stock. The numbers of securities set forth below reflect the two-for-one common stock split that was completed by the Company as of December 28, 2005.

According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 208,761,110 shares of common stock outstanding as of the close of regular trading on the NYSE on December 29, 2005.

Name and Address of Beneficial Owner(1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(2)	Percent of Class
R. David Yost(3)	Chief Executive Officer and Director	2,112,000	1.0
Kurt J. Hilzinger(3)	President and Chief Operating Officer and Director	1,366,400	*
Michael D. DiCandilo(3)	Executive Vice President and Chief Financial Officer	524,374	*
Steven H. Collis(3)	Senior Vice President and President, AmerisourceBergen Specialty Group	362,678	*
Terrance P. Haas(3)	Senior Vice President and President, AmerisourceBergen Drug Corporation	301,782	*
Rodney H. Brady(4) (5)	Director	101,823	*
Charles H. Cotros(4)	Director	28,271	*
Richard C. Gozon(4)	Director	139,981	*
Edward E. Hagenlocker(4)	Director	81,017	*
Jane E. Henney, M.D.(4)	Director	25,805	*
Henry W. McGee(4)	Director	5,438	*
James R. Mellor(4)	Director and Chairman of the Board of Directors	122,025	*
J. Lawrence Wilson(4)	Director	68,899	*

All directors and executive officers as a group (13 people)		5,240,493	2.5

Capital Research & Management Co. 333 South Hope Street 55th Floor Los Angeles, CA 90071		15,608,800	7.5

Franklin Resources Inc. One Franklin Parkway Building Building 920 San Mateo, CA 94403		11,586,062	5.5

State Street Corp. State Street Financial Center One Lincoln Street Boston, MA 02111		11,236,406	5.4

*	Less than 1.0%

(1)	The address for each Named Executive Officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

(2)

Based on information furnished to the Company by the respective stockholders or obtained by the Company from sources the Company believes are reliable. The Company believes that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)

Common stock and the percent of class listed as being beneficially owned by the Company’s executive officers include outstanding options to purchase common stock which are exercisable within 60 days of December 29, 2005, as follows: Mr. Yost, 1,370,000 shares; Mr. Hilzinger, 1,210,000 shares; Mr. DiCandilo, 515,000 shares; Mr. Collis, 360,548 shares; and Mr. Haas, 300,000 shares.

(4)

Common stock and the percent of class listed as being beneficially owned by the Company’s non-employee directors include outstanding options to purchase common stock which are exercisable within 60 days of December 29, 2005, as follows: Mr. Brady, 52,779 shares; Mr. Cotros, 21,401 shares; Mr. Gozon, 118,439 shares; Mr. Hagenlocker, 62,439 shares; Dr. Henney, 21,315 shares; Mr. McGee, 1,172 shares; Mr. Mellor, 93,479 shares; and Mr. Wilson, 38,439 shares.

(5)	Includes 49,044 shares held by Mr. Brady and his wife as tenants in common.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2005 regarding all of the Company’s existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors. The numbers of securities set forth below predate the two-for-one common stock split that was completed by the Company as of December 28, 2005. Had the table below set forth information as of December 28, 2005 (and assuming no issuance of shares upon exercise of outstanding options between September 30, 2005 and December 28, 2005), the numbers set forth in the following table, including the footnote thereto, would have been doubled.

	(a)	(b)	(c)
Plan Category	Number of securities To be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	8,061,711	$59	1,062,578	(1)
Equity compensation plans not approved by security holders	0	N/A	0

Total	8,061,711	$59	1,062,578

(1)

Includes 859,402 shares available for future issuance under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (167,909 of which are available for issuance of the Company’s common stock, including restricted stock, or of options and the balance of which are available only for issuance of options), 174,732 shares available for future issuance of options under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan and 28,444 shares available for future issuance of restricted Common Stock under the AmerisourceBergen Corporation 2001 Restricted Stock Plan.

STOCK PERFORMANCE GRAPH

The Merger of AmeriSource Health Corporation and Bergen Brunswig Corporation occurred on August 29, 2001 and the Company’s common stock began trading on the NYSE on August 30, 2001. As a result, the cumulative total stockholder return on the common stock of the Company cannot be provided for any period before that date.

This graph depicts the Company’s cumulative total stockholder returns relative to the performance of an index of peer companies selected by the Company and of the Standard & Poor’s 500 Composite Stock Index from the market close on August 29, 2001 to September 30, 2005. The graph assumes $100 invested at the closing price of the common stock of the Company and of each of the other indices on the New York Stock Exchange on August 29, 2001. The points on the graph represent fiscal quarter-end index levels based on the last trading day in each fiscal quarter. The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in wholesale pharmaceutical distribution and related services: Cardinal Health, Inc. and McKesson Corporation.

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*

AMONG AMERISOURCEBERGEN CORPORATION, THE S & P 500 INDEX

AND A PEER GROUP

*	$100 invested on 8/29/01 in stock or on 8/31/01 in index-including reinvestment of dividends. Fiscal year ending September 30.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers as well as persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during fiscal 2005 all of our directors and executive officers complied with these requirements.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

Securities and Exchange Commission rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.

Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S PROXY STATEMENT AND

STOCKHOLDER COMMUNICATIONS

Any proposal of a stockholder that is intended to be presented by such stockholder at the Company’s 2007 Annual Meeting of Stockholders must be submitted in writing by September 12, 2006 in order to be considered for inclusion in the 2007 Proxy Statement and the form of proxy relating to the 2007 meeting. All proposals should be submitted to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the state of Delaware and the Bylaws of the Company. If a stockholder intends to present a proposal at the 2007 meeting but does not give written notice thereof to the Company in accordance with the Bylaws of the Company by November 27, 2006, the proxy solicited by the Board of Directors of the Company for the 2007 meeting may confer discretionary authority with respect to such proposal.

Stockholder communications may be submitted at any time in writing to: John G. Chou, Corporate Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any Committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations at page 28). The Company’s Corporate Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any Committee or any director.

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERISOURCEBERGEN CORPORATION

AmerisourceBergen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of AmerisourceBergen Corporation (the “Corporation”), by unanimous written consent filed with the minutes of the Board of Directors, duly adopted a resolution to amend the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) and directed that said amendment be submitted to the stockholders of the Corporation for consideration. The resolution proposed that the Certificate be amended to increase the number of shares of common stock that the Corporation is authorized to issue from 300,000,000 to 600,000,000 shares.

SECOND: That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the amendment at the annual meeting of the Corporation’s stockholders.

THIRD: That Section 4.01 of the Corporation’s Certificate shall be deleted in its entirety and the following new Section 4.01 shall be inserted in its place:

Section 4.01 Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 610,000,000 shares, divided into two (2) classes consisting of 600,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, AmerisourceBergen Corporation has caused this certificate to be signed by R. David Yost, its Chief Executive Officer, this      day of                     , 2006.

AMERISOURCEBERGEN CORPORATION

By:
R. David Yost Chief Executive Officer

A-1

APPENDIX B

FORM OF AMERISOURCEBERGEN CORPORATION

2002 MANAGEMENT STOCK INCENTIVE PLAN, AS AMENDED

1.    Background and Purpose.

(a)    Background. This AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “Plan”) is the result of the merger, effective April 23, 2002 (the “Effective Date”), of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan (the “Prior Bergen Plan”) with and into the AmeriSource Health Corporation 2001 Stock Option Plan (the “Prior AmeriSource Plan”) (collectively, with the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, the “Prior Plans”). Upon the merger of the Prior Plans, this Plan was amended and restated in the form set forth in this document and renamed the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “Plan”). The Prior AmeriSource Plan was approved by the shareholders of AmeriSource Health Corporation and the Prior Bergen Plan was approved by the shareholders of the Bergen Brunswig Corporation, in each case before the closing of the merger which created AmerisourceBergen Corporation. Upon the closing of such merger, the number of shares subject to rights granted under the Prior Plans and, as to stock options, the option price for such options, were adjusted in accordance with the terms of the merger agreement. Each of the Prior Plans was then adopted by AmerisourceBergen Corporation. This document applies to all grants made under this Plan on or after the Effective Date. Each grant made under either of the Prior Plans will remain subject to the terms of the applicable Prior Plan, as in existence immediately prior to the Effective Date; provided, however, that upon the forfeiture or lapse of any right granted under either of the Prior Plans, the shares underlying such right shall again be available for issuance pursuant to this Plan.

(b)    Purpose. The purpose of the Plan is to provide designated employees of AmerisourceBergen Corporation (the “Company”) and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation as provided in the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the individual or individuals, if any, to whom the Committee delegates authority under the Plan in accordance with Section 3(d). If no delegation of authority is in effect, the Committee shall serve as the Administrator.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

“Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Administrator may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Board” means the Board of Directors of the Company.

A “Change in Control” shall be deemed to have occurred if:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

(ii)

The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

(iii)

After April 23, 2002, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation and Succession Planning Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

“Common Stock” means the Common Stock of the Company.

“Disability” means eligibility for disability benefits under the terms of the Company’s long-term disability plan in effect at the time a Participant becomes disabled.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value.”

(i)    If Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the latest date preceding the relevant date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the latest date preceding relevant date upon which a sale was reported, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

(ii)    If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

“Incentive Stock Option” means a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Parent” means any corporation that is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 12 hereof.

“Restricted Stock Unit” means a Common Stock-equivalent unit granted under the Plan and described in Section 11 hereof.

“Section 162(m) Award” means an Award described in Section 14 hereof.

“Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

“Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

3.    Administration of the Plan.

(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or, subject to Section 17 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to provide in an Award Agreement for forfeiture of all or part of an Award, whether or not such Award has become exercisable, nonforfeitable or earned or has previously been exercised, as the case may be, and to determine the terms and conditions of such forfeiture, which terms and conditions may include, but are not limited to, non-competition and non-solicitation requirements and/or conditions requiring the repayment to the Company of the vested portion of any Award, (vi) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vii) to interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (ix) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers at the Company some or all of its authority under the Plan, and (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b)    Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)    Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)    Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company. The Committee may also delegate its authority to make Awards under the Plan to the Company’s Chief Executive Officer; provided, however, that if the Committee so delegates its authority, the Chief Executive Officer shall not have the authority to make Awards (i) to any Eligible Individual respecting more than 50,000 shares of Common Stock in any calendar year, (ii) to all Eligible Individuals respecting more than 250,000 shares of Common Stock in the aggregate in any calendar year or (iii) to Eligible Individuals, who on the date of the Award are (A) subject to the reporting rules under Section 16(a) of the Exchange Act (B) Section 162(m) Participants or (C) officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e)    Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4.    Duration of Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the original effective date of the Prior Bergen Plan.

5.    Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 16(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards (including Awards granted before the Effective Date, April 23, 2002, of this amended, restated and renamed Plan) shall not exceed, in the aggregate, 34,800,000 shares (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 7,400,000. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a)    the number of shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

(b)    the Section 5 Limit shall be increased by:

(i)    the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

(ii)    the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

(iii)    the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

6.    Eligible Individuals.

(a)    Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers or other key employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. Members of the Committee will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to participate in the Plan.

(b)    Maximum Number of Shares per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, the limit on grants of Awards to Eligible Individuals in respect of any calendar year commencing on or after January 1, 2006 shall be 250,000 shares of Common Stock.

7.    Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

8.    Stock Options.

(a)    Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable

Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary:

(i)    Termination of Employment For Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary for Cause, then all unexercised stock options subject to any Award Agreement shall be forfeited as of the date of such notice, whether or not then exercisable, except to the extent otherwise specified in the applicable Award Agreement. For purposes of this Section 8, “Cause” shall mean a determination by the Board that any of the following has occurred: (A) an act or acts of dishonesty by the Participant constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Participant at the Company’s expense; or (B) a material breach of subsection (1), (2) or (3) below.

(1)    Full-Time Employment. The Participant shall devote his time, attention and effort during regular business hours to the business of the Company and shall not during the term of employment be engaged in any other substantial business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Participant from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require substantial services on the part of the Participant in the operation of the affairs of the companies in which such investments are made. Notwithstanding the foregoing, the Participant may purchase securities in any corporation whose securities are regularly traded; provided, however, that such purchases shall not result in his owning beneficially at any time more than one percent (1%) of any class of securities of any corporation engaged in a business competitive with that of the Company.

(2)    Unauthorized Disclosure. During the term of the Participant’s employment with the Company, and for a period of two (2) years thereafter, the Participant shall not, without the written consent of the Board or the Executive Committee, disclose to any person, other than as required by law or court order, or other than to an employee of the Company or any of its affiliated corporations, or other than to a person to whom disclosure is necessary or appropriate in connection with the performance by the Participant of his duties (including but not limited to disclosure to the Company’s outside accountants, attorneys or bankers of information properly requested by such persons), any confidential information obtained by Participant while the Participant is in the employ of the Company. For purposes of this Plan, “confidential information” shall mean any information of the Company that the Company treats as confidential as well as any information that a prudent officer of the Company would consider to be proprietary or confidential to the Company, including without limitation, information with respect to any of the Company’s services, customers, suppliers, techniques, patents and patent applications, methods (including manufacturing methods), products, designs, financial projections, industry projections or analyses, planned or pending agreements or future plans; provided, however, that “confidential information” shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Participant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

(3)    Works For Hire Acknowledgment; Assignment. The Participant acknowledges that all of the Participant’s work on and contributions to the Company’s products (the “Products”), including, without limitation, any and all patterns, designs, artworks and other expressions in any tangible medium (collectively, the “Works”) are within the scope of the Participant’s employment and are a part of the services, duties and responsibilities of the Participant. All of the Participant’s work on and contributions to the Works will be rendered and made by the Participant for, at the instigation of, and under the overall direction of the Company, and all of the Participant’s said work and contributions, as well as the Works, are and at all times shall be regarded as “work made for hire” as that term is used in the United States Copyright Laws. Without curtailing or limiting this acknowledgment, the Participant hereby assigns, grants, and delivers exclusively to the Company, as to work on and contribution to the Products pursuant hereto all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. The Participant will execute and deliver to the Company, or its successors and assigns, such other and further assignments, instruments and documents as it from time to time reasonably may request for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature whatsoever, including all copyrights in and to the Works. The Participant hereby constitutes and appoints the Company as its agent and attorney-in-fact, with full power of substitution, to execute and deliver said assignments, instruments or documents as the Participant may fail or refuse to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

(ii)    Other Termination of Employment. Except as otherwise provided above or in an Award Agreement, if a Participant terminates employment with the Company or any Subsidiary for any reason other than for “Cause” and such Participant has not satisfied the conditions to exercisability specified in the applicable Award Agreement, then the Participant shall forfeit those Stock Options which have not yet become exercisable as of the date of such termination of employment.

(b)    Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award; provided, however, that the excess of:

(i)    the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

(ii)    the aggregate exercise price thereof, does not exceed the excess of:

(iii)    the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv)    the aggregate exercise price of such shares.

(c)    Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted. Notwithstanding the foregoing:

(i)    Termination of Employment Without Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary without Cause, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s termination of employment.

(ii)    Disability. If a Participant terminates employment with the Company or any Subsidiary due to Disability, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s termination of employment.

(iii)    Death. If a Participant terminates employment with the Company or any Subsidiary due to death, such Participant’s estate shall have the right to exercise the Participant’s Stock Options for a period ending on the earlier of the term set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s death.

(iv)    Voluntary Termination of Employment. Except as otherwise provided in Section 8(c)(v) of the Plan, if a Participant terminates employment with the Company or any Subsidiary and such Participant has satisfied the conditions to exercisability specified in the applicable Award Agreement as of the date of such voluntary termination, then the term of the Participant’s Stock Options shall end on the earlier of the date set forth in the applicable Award Agreement or three (3) months from the date of the Participant’s termination of employment.

(v)    Voluntary Retirement. Effective with Awards granted on or after August 10, 2004, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement after having (A) reached age sixty-two (62) and (B) completed five (5) years of continuous service with the Company or its Subsidiaries, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or three (3) years from the date of the Participant’s Voluntary Retirement. For purposes of this Section 8, “Voluntary Retirement” shall mean any voluntary termination of employment by a Participant after reaching age sixty-two (62) and completing five (5) years of continuous service with the Company or its Subsidiaries.

(d)    Method of Exercise. Subject to the provisions of the applicable Award Agreement the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof or in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Administrator for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure which is approved by the Administrator involving a broker or dealer approved by the Administrator thereby affording Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price or to satisfy withholding tax obligations related to the Stock Option.

9.    Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Administrator, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

10.    Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement; provided, however, that each Stock Award shall be subject to at least one of the following minimum repurchase or lapse restrictions: (a) a performance-based repurchase or lapse restriction that expires not less than one (1) year following the date of grant or (b) a time-based repurchase or lapse restriction that expires based on the Eligible Individual remaining employed or otherwise providing services to the Company for not less than three (3) years from the date the Stock Award is made. Except in the case of death or permanent disability of an Eligible Individual and as otherwise permitted by Section 17, neither the Board nor the Administrator shall be permitted to waive any repurchase or lapse restriction applicable to any Stock Award.

11.    Restricted Stock Units. The Committee may from time to time grant Awards to Eligible Individuals denominated in Common Stock-equivalent units in such amounts and upon such terms as the Committee shall determine and as set forth in an applicable Award Agreement; provided, however, that each Restricted Stock Unit Award shall be subject to at least one of the following minimum repurchase or lapse restrictions: (a) a performance-based repurchase or lapse restriction that expires not less than one (1) year following the date of grant or (b) a time-based repurchase or lapse restriction that expires based on the Eligible Individual remaining employed or otherwise providing services to the Company for not less than three (3) years from the date the Restricted Stock Unit Award is made. Except in the case of death or permanent disability of an Eligible Individual and as otherwise permitted by Section 17, neither the Board nor the Administrator shall be permitted to waive any repurchase or lapse restriction applicable to any Restricted Stock Unit Award. Restricted Stock Units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Restricted Stock Units may be settled in Common Stock, cash, or in any combination of Common Stock and cash; provided, however, that a determination to settle an Award of Restricted Stock Units in whole or in part in cash shall be made only with approval of the Board. Except as otherwise provided in the applicable Award Agreement, the grantee shall not have the rights of a shareholder with respect to any Common Stock represented by a Restricted Stock Unit.

12.    Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Administrator shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Administrator shall determine.

13.    Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.    Section 162(m) Awards.

(a)    Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 14(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be “qualified performance-based compensation.”

(b)    Performance Goals. For purposes of this Section 14, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

(c)    Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 14 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 14.

15.    Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or as may otherwise be required by law; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to the Participant, or, if applicable, the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

16.    Recapitalization or Reorganization.

(a)    Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

(c)    Limitations. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(b) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(b) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(b) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

17.    Change in Control.

(a)    If, within two (2) years following a Change in Control which occurs after the Effective Date, a Participant’s employment with the Company or any Subsidiary is involuntarily terminated by the Company or that Subsidiary, whether or not for Cause (as defined in Section 8): (i) all Stock Options or Stock Appreciation Rights of such Participant then outstanding shall become fully exercisable as of the date of such termination, whether or not exercisable, (ii) all restrictions and conditions of all Stock Awards of such Participant then outstanding shall lapse as of the date of such termination, (iii) all Restricted Stock Units of the Participant shall become nonforfeitable as of the date of such termination, and (iv) all Performance Share Awards of such Participant shall be deemed to have been fully earned as of the date of such termination.

(b)    In addition, in the event of a Change in Control occurring after the Effective Date, the Board or the Committee may, in its sole discretion, make any or all of the following adjustments: (A) by written notice to each holder of a Stock Option (an “Optionee”) provide that such Optionee’s Stock Options shall be cancelled unless exercised within thirty (30) days (or such longer period as the Board or the Committee, as the case may be, shall determine) after the date of such notice; (B) provide for the payment upon termination or cancellation of a Stock Option (whether or not such Stock Option is otherwise exercisable) of an amount in cash or securities equal to: (x) the excess, if any, of the aggregate Fair Market Value as of the date of such Change in Control of the Common Stock then subject to the Stock Option over the product of the number of shares of Common Stock then subject to the Stock Option and the exercise price, less (y) an amount equal to the federal, state and local taxes, if any, required to be withheld or paid as a result of such payment; (C) provide for the cancellation of outstanding Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Award, as determined by the Board or Committee, as the case may be, in its sole discretion; (D) substitute other property (including, without limitation, cash or other securities of the Company and securities of an entity other than the Company); and/or (E) make any other adjustments, or take other reasonable action, as the Board or the Committee, as the case may be, deem appropriate provided that no such action impairs any rights that a Participant has under the Plan without such Participant’s consent.

18.    Amendment of the Plan; Amendment of Outstanding Stock Options. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, amend the Plan if such amendment could, at the time of such amendment, reasonably be expected to result in a material: (i) increase in the benefits accruing to participants under the Plan; (ii) increase in the aggregate number of shares issuable under the Plan; or (iii) modification of the requirements as to eligibility for participation in the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards; provided, however, that notwithstanding anything to the contrary herein, if and to the extent the Board or Committee determines that the terms of any provision of this Plan or any payment hereunder may result in the imposition of an excise tax on any Participant pursuant to Section 409A of the Code, the Board or Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any payments to such Participant hereunder as it deems necessary or advisable to limit or, if possible, avoid the impact of any such excise tax. Furthermore, notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws (including, without limitation, Section 409A of the Code), securities laws, accounting rules and other applicable state and federal laws.

19.    No Repricing of Stock Options. Notwithstanding any provision in the Plan to the contrary, the Committee shall not permit the repricing of Stock Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

20.    Miscellaneous.

(a)    Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable income tax withholding purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Administrator regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, in accordance with rules and procedures established by the Administrator, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)    Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the Participant’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

(c)    No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without Cause.

(d)    Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

(e)    Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, and shall not affect the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

(f)    Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms of all Awards shall be interpreted accordingly.

(g)    Securities Law Restrictions. The Administrator may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(h)    Compliance with Rule 16b-3.

(i)    The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii)    Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(i)    Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(j)    Invalid Provisions. In the event that any provision of this Plan is found to be invalid, unenforceable or otherwise inconsistent with any applicable law (including, without limitation Section 409A of the Code), such invalidity, unenforceability or inconsistency will not be construed as rendering any other provisions contained herein as invalid, unenforceable or inconsistent, and all such other provisions will be given full force and effect to the same extent as though the invalid, unenforceable or inconsistent provision was not contained herein.

(k)    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated

(l)    Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(m)    Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(n)    Applicable Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

(o)    Effective Date. The Plan, as amended and restated hereby, shall be effective as of February 9, 2006.

AMERISOURCEBERGEN CORPORATION		YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/abc		1-866-595-8764

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

☐	ê DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ê

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.				FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4. Item 1. ELECTION OF TWO DIRECTORS TO CLASS II				Item 3. APPROVAL OF AMENDMENTS TO THE AMERISOURCEBERGEN CORPORATION 2002 MANAGEMENT STOCK INCENTIVE PLAN AND APPROVAL OF THE 2002 PLAN, AS AMENDED	☐	☐	☐

FOR ALL ☐ WITHHOLD FOR ALL ☐ EXCEPTIONS ☐				Item 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

Nominees: 01 - Richard C. Gozon, 02 - J. Lawrence Wilson				Item 5. OTHER MATTERS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)				In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.
	FOR	AGAINST	ABSTAIN
Item 2. APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE	☐	☐	☐

S C A N L I N E

Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here

AMERISOURCEBERGEN CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 9, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and John G. Chou, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania 19103, on February 9, 2006 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as follows:

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

To change your address please mark this box.	☐	AMERISOURCEBERGEN CORPORATION P.O. BOX 11051 NEW YORK, N.Y. 10203-0051
If you have any comments please mark this box.	☐

(Continued on the reverse side. Must be signed and dated on the reverse side)